Exhibit 99.2

Table of Contents

September 30, 2024

Safe Harbor Language

September 30, 2024

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2024 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Form 10-K”) under Item 1A. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Current economic challenges, including the potential for recession, may adversely impact our tenants and our business. Unfavorable developments affecting the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Additionally, current geopolitical challenges would impact the U.S. economy and our results of operations and financial condition.

Risk Factors to Regency’s Financial Performance Related to the Company’s Acquisition of Urstadt Biddle

Regency may not realize the anticipated benefit and synergies from the Urstadt Biddle merger.

Risk Factors Related to Pandemics or other Health Crises

Pandemics or other health crises, such as the COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results from operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety and regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties directly and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting relating to environmental, social, and governance (“ESG”) factors may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial, or other data or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liabilities and adverse financial impact. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities. There is no assurance that we will continue to pay dividends at current or historical rates.

Risk Factors Related to the Company’s Qualification as a REIT

If the Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign shareholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Company's capital stock may delay or prevent a change in control. Ownership in the Company may be diluted in the future.

Supplemental Information i

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Reports Third Quarter 2024 Results

JACKSONVILLE, Fla. (October 28, 2024) – Regency Centers Corporation (“Regency Centers”, “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended September 30, 2024 and provided updated 2024 earnings guidance. For the three months ended September 30, 2024 and 2023, Net Income Attributable to Common Shareholders was $0.54 per diluted share and $0.50 per diluted share, respectively.

Third Quarter Highlights

•
Reported Nareit FFO of $1.07 per diluted share and Core Operating Earnings of $1.03 per diluted share
•
Raised 2024 Nareit FFO guidance to a range of $4.27 to $4.29 per diluted share and 2024 Core Operating Earnings guidance to a range of $4.12 to $4.14 per diluted share
•
The midpoint of 2024 Core Operating Earnings guidance represents more than 5% year-over-year growth, excluding the collection of receivables reserved during 2020-2021
•
Increased Same Property NOI for the third quarter by 4.9% year-over-year, excluding lease termination fees and the collection of receivables reserved during 2020 and 2021
•
Increased Same Property percent leased by 20 basis points sequentially and 80 basis points year-over-year to 96.1%
•
Increased Same Property shop percent leased by 20 basis points sequentially and 50 basis points year-over-year to a new record high of 93.7%
•
Executed 1.8 million square feet of comparable new and renewal leases at blended rent spreads of +9.3% on a cash basis and +20.7% on a straight-lined basis
•
Started more than $100 million of new development and redevelopment projects, bringing year-to-date total project starts to $220 million
•
Started two new grocery-anchored ground-up development projects, Jordan Ranch Market in Houston, Texas, and Oakley Shops at Laurel Fields in the Bay Area
•
As of September 30, 2024, Regency's in-process development and redevelopment projects had estimated net project costs of $618 million
•
Acquired two grocery-anchored shopping centers, one subsequent to quarter end, for a total of $47 million at Regency's share
•
Priced a public offering of $325 million of senior unsecured notes due January 2035, with a coupon of 5.1%
•
Pro-rata net debt and preferred stock to operating EBITDAre at September 30, 2024 was 5.2x

“We are proud to report another exceptional quarter, highlighted by strong operating fundamentals and meaningful value creation activity," said Lisa Palmer, President and Chief Executive Officer. "We continue to see robust tenant demand for our grocery-anchored shopping centers, allowing us to accelerate our organic growth while further increasing our investment pipelines. As a result, we are raising current year guidance, and look forward to continued success in 2025."

Supplemental Information ii

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended September 30, 2024, Net Income Attributable to Common Shareholders was $98.1 million, or $0.54 per diluted share, compared to Net Income Attributable to Common Shareholders of $89.1 million, or $0.50 per diluted share, for the same period in 2023.

Nareit FFO

•
For the three months ended September 30, 2024, Nareit FFO was $195.1 million, or $1.07 per diluted share, compared to $182.8 million, or $1.02 per diluted share, for the same period in 2023.

Core Operating Earnings

•
For the three months ended September 30, 2024, Core Operating Earnings was $187.8 million, or $1.03 per diluted share, compared to $174.0 million, or $0.97 per diluted share, for the same period in 2023.

Portfolio Performance

Same Property NOI

•
Third quarter 2024 Same Property Net Operating Income (“NOI”), excluding lease termination fees and the collection of receivables reserved during 2020 and 2021, increased by 4.9% compared to the same period in 2023.
o
Same Property base rents contributed 2.7% to Same Property NOI growth in the third quarter of 2024.

Occupancy

•
As of September 30, 2024, Regency’s Same Property portfolio was 96.1% leased, an increase of 20 basis points sequentially, and an increase of 80 basis points compared to September 30, 2023.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 97.6%, an increase of 100 basis points compared to September 30, 2023.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 93.7%, an increase of 50 basis points compared to September 30, 2023.
•
As of September 30, 2024, Regency’s Same Property portfolio was 92.7% commenced, an increase of 40 basis points sequentially and an increase of 10 basis points compared to September 30, 2023.

Leasing Activity

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During the three months ended September 30, 2024, Regency executed approximately 1.8 million square feet of comparable new and renewal leases at a blended cash rent spread of +9.3% and a blended straight-lined rent spread of +20.7%.
•
During the trailing twelve months ended September 30, 2024, the Company executed approximately 7.9 million square feet of comparable new and renewal leases at a blended cash rent spread of +9.7% and a blended straight-lined rent spread of +19.2%.

Capital Allocation and Balance Sheet

Developments and Redevelopments

•
For the three months ended September 30, 2024, the Company started development and redevelopment projects with estimated net project costs of approximately $100 million, at the Company’s share.
•
During the quarter, the Company started two new ground-up development projects, the H-E-B anchored Jordan Ranch Market in Houston, TX, and the Safeway anchored Oakley Shops at Laurel Fields in the Bay Area.
•
As of September 30, 2024, Regency’s in-process development and redevelopment projects had estimated net project costs of $618 million at the Company’s share, 47% of which has been incurred to date.

Supplemental Information iii

Property Transactions

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On August 30, 2024, the Company acquired East Greenwich Square in Rhode Island for approximately $33 million, at Regency's share.
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Subsequent to quarter end, on October 17, 2024, the Company acquired University Commons in Round Rock, a suburb of Austin, Texas, for approximately $14 million, at Regency's share.
•
On August 21, 2024, the Company disposed of Fenton Marketplace, located in Flint, Michigan, for approximately $12 million, at Regency's share.
•
Subsequent to quarter end, on October 15, 2024, the Company disposed of an office building, located in Greenwich, Connecticut, for approximately $3 million, at Regency's share.

Balance Sheet

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On August 12, 2024, the Company's operating partnership, Regency Centers, L.P. priced a public offering of $325 million of senior unsecured notes due 2035 (the "Notes") under its existing shelf registration filed with the Securities and Exchange Commission. The Notes will mature on January 15, 2035, and were issued at 99.813% of par value with a coupon of 5.100%. Regency used the net proceeds of the offering to reduce the outstanding balance on its line of credit.
•
As of September 30, 2024, Regency had approximately $1.5 billion of capacity under its revolving credit facility.
•
As of September 30, 2024, Regency’s pro-rata net debt and preferred stock to operating EBITDAre was 5.2x.

2024 Guidance

Regency Centers is hereby providing updated 2024 guidance, as summarized in the table below. Please refer to the Company’s third quarter 2024 ‘Earnings Presentation’ and ‘Quarterly Supplemental’ for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2024 Guidance (in thousands, except per share data)	YTD 2024	2024 Guidance	Previous Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.66	$2.13 - $2.15	$2.02 - $2.06

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$3.20	$4.27 - $4.29	$4.21 - $4.25

Core Operating Earnings per diluted share(1)	$3.09	$4.12 - $4.14	$4.06 - $4.10

Same property NOI growth without termination fees or collection of 2020/2021 reserves	3.4%	+/- 3.50%	+2.25% to +2.75%

Non-cash revenues(2)	$33,613	+/-$42,000	+/- $42,000

G&A expense, net(3)	$72,058	+/-$95,000	$93,000-$95,000

Interest expense, net and Preferred stock dividends(4)	$158,433	+/-$214,000	$213,000-$215,000

Management, transaction and other fees	$19,189	+/-$26,000	+/-$25,000

Development and Redevelopment spend	$158,508	+/-$215,000	+/-$200,000

Acquisitions	$78,155	+/-$92,000	+/-$81,000
Cap rate (weighted average)	6.6%	+/- 6.5%	+/- 6.5%

Dispositions	$106,500	+/-$109,000	+/-$125,000
Cap rate (weighted average)	5.4%	+/- 5.5%	+/- 5.5%

Share/unit repurchases	$200,000	$200,000	$200,000

Merger-related transition expense	$7,069	+/-$7,000	+/-$7,000

Note: With the exception of per share and investment/transaction data, figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships.

(1)
Core Operating Earnings excludes certain non-cash items, including straight-line rents, above/below market rent amortization, debt and derivative mark-to-market amortization, as well as transaction related income/expenses and debt extinguishment charges.
(2)
As of Q3 2024, includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 5 and 7 and calculated on a pro rata basis.
(4)
As of Q3 2024, includes debt and derivative mark to market amortization, and is net of interest income.

Supplemental Information iv

Conference Call Information

To discuss Regency’s third quarter results and provide further business updates, management will host a conference call on Tuesday, October 29th at 11:00 a.m. ET. Dial-in and webcast information is below.

Third Quarter 2024 Earnings Conference Call

Date:	Tuesday, October 29, 2024
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	Third Quarter 2024 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

Supplemental Information v

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended September 30, 2024 and 2023	Three Months Ended		Year to Date
	2024	2023	2024	2023
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$98,056	89,076	$303,672	273,139
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	107,801	94,011	319,765	272,551
Gain on sale of real estate, net of tax	(11,365)	(827)	(33,853)	(1,132)
Exchangeable operating partnership units	593	520	1,836	1,490
Nareit Funds From Operations	$195,085	182,780	$591,420	546,048

Nareit FFO per share (diluted)	$1.07	1.02	$3.20	3.13
Weighted average shares (diluted)	182,872	179,311	184,548	174,621

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$195,085	182,780	$591,420	546,048
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	2,375	1,511	7,069	1,511
Loss on early extinguishment of debt	-	-	180	-
Certain Non-Cash Items
Straight-line rent	(5,886)	(3,142)	(16,907)	(7,315)
Uncollectible straight-line rent	(134)	92	1,899	(2,298)
Above/below market rent amortization, net	(5,370)	(7,919)	(17,910)	(22,138)
Debt and derivative mark-to-market amortization	1,693	667	4,333	667
Core Operating Earnings	$187,763	173,989	570,084	516,475

Core Operating Earnings per share (diluted)	$1.03	0.97	$3.09	2.96
Weighted average shares (diluted)	182,872	179,311	184,548	174,621

Weighted Average Shares For Diluted Earnings per Share	181,772	178,231	183,448	173,711

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	182,872	179,311	184,548	174,621

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$187,763	173,989	$570,084	516,475
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(36,430)	(26,638)	(91,168)	(65,183)
Debt cost and derivative adjustments	2,107	1,690	6,269	5,049
Stock-based compensation	4,776	4,199	14,078	13,123
Adjusted Funds from Operations	$158,216	153,240	$499,263	469,464
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.

Supplemental Information vi

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended September 30, 2024 and 2023	Three Months Ended		Year to Date
	2024	2023	2024	2023

Net income attributable to common shareholders	$98,056	89,076	$303,672	273,139
Less:
Management, transaction, and other fees	(6,765)	(7,079)	(19,896)	(20,223)
Other (1)	(12,115)	(12,016)	(37,428)	(34,317)
Plus:
Depreciation and amortization	100,955	87,505	299,508	253,373
General and administrative	25,073	20,903	75,443	71,248
Other operating expense	3,654	3,533	9,363	4,718
Other expense, net	34,290	39,643	94,898	109,192
Equity in income of investments in real estate partnerships excluded from NOI (2)	12,492	11,668	39,439	35,266
Net income attributable to noncontrolling interests	2,107	1,453	7,252	4,050
Preferred stock dividends	3,413	1,644	10,239	1,644
NOI	261,160	236,330	782,490	698,090

Less non-same property NOI (3)	(25,572)	(10,331)	(79,675)	(11,427)

Same Property NOI	$235,588	225,999	$702,815	686,663
% change	4.2%		2.4%

Same Property NOI without Termination Fees	$234,952	224,962	$699,621	680,222
% change	4.4%		2.9%

Same Property NOI without Termination Fees or Redevelopments	$199,650	192,491	$594,890	582,505
% change	3.7%		2.1%

Same Property NOI without Termination Fees or Collection of 2020/2021 Reserves	$234,952	223,913	$699,621	676,486
% change	4.9%		3.4%
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to pro-rata Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its third quarter 2024 supplemental package that may help investors estimate earnings. A copy of the Company’s third quarter 2024 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended September 30, 2024. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Supplemental Information vii

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Non-GAAP Disclosure

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Adjusted Funds From Operations is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2024 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Form 10-K”) under Item 1A. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Current economic challenges, including the potential for recession, may adversely impact our tenants and our business. Unfavorable developments affecting the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Additionally, current geopolitical challenges would impact the U.S. economy and our results of operations and financial condition.

Risk Factors to Regency’s Financial Performance Related to the Company’s Acquisition of Urstadt Biddle

Regency may not realize the anticipated benefits and synergies from the Urstadt Biddle merger.

Supplemental Information viii

Risk Factors Related to Pandemics or other Health Crises

Pandemics or other health crises, such as the COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety and regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties directly and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting relating to environmental, social, and governance (“ESG”) factors may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial, or other data or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liabilities and adverse financial impact. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities. There is no assurance that we will continue to pay dividends at current or historical rates.

Risk Factors Related to the Company’s Qualification as a REIT

If the Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign shareholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Company's capital stock may delay or prevent a change in control. Ownership in the Company may be diluted in the future.

Supplemental Information ix

Summary Financial Information

September 30, 2024

(in thousands, except per share data)

	Three Months Ended		Year to Date
			2024	2023
Financial Results	2024	2023

Net income attributable to common shareholders (page 4)	$98,056	$89,076	$303,672	$273,139
Net income per diluted share	$0.54	$0.50	$1.66	$1.57

Nareit Funds From Operations (Nareit FFO) (page 9)	$195,085	$182,780	$591,420	$546,048
Nareit FFO per diluted share	$1.07	$1.02	$3.20	$3.13

Core Operating Earnings (page 9)	$187,763	$173,989	$570,084	$516,475
Core Operating Earnings per diluted share	$1.03	$0.97	$3.09	$2.96

Same Property NOI without termination fees (page 8)	$234,952	$224,962	$699,621	$680,222
% growth	4.4%		2.9%

Same Property NOI without termination fees or collection of 2020/2021 reserves (page 8)	$234,952	$223,913	$699,621	$676,486
% growth	4.9%		3.4%

Operating EBITDAre (page 10)	$246,846	$221,452	$742,902	$652,033

Dividends declared per common share and unit	$0.67	$0.65	$2.01	$1.95
Payout ratio of Core Operating Earnings per share (diluted)	65.0%	67.0%	65.0%	65.9%

Diluted share and unit count

Weighted average shares (diluted) - Net income	181,772	178,231	183,448	173,711
Weighted average shares and units (diluted) - Nareit FFO and Core Operating Earnings	182,872	179,311	184,548	174,621

__________________________________________________________________________________________________

	As of	As of	As of	As of
	9/30/2024	12/31/2023	12/31/2022	12/31/2021
Capital Information

Market price per common share	$72.23	$67.00	$62.50	$75.35

Common shares outstanding	181,503	184,581	171,125	171,213
Exchangeable units held by noncontrolling interests	1,097	1,107	741	760
Common shares and equivalents issued and outstanding	182,600	185,688	171,866	171,973
Market equity value of common shares and equivalents	$13,189,142	$12,441,131	$10,741,627	$12,958,170

Preferred stock	$225,000	$225,000	$0	$0
Outstanding debt	4,966,828	4,688,805	4,225,014	4,235,735
Less: cash	(114,831)	(91,354)	(68,776)	(95,027)
Net debt and preferred stock	$5,076,997	$4,822,451	$4,156,238	$4,140,708

Total market capitalization	$18,266,139	$17,263,582	$14,897,865	$17,098,878

Debt metrics (pro-rata; trailing 12 months "TTM")(1)

Net Debt and Preferreds-to-Operating EBITDAre	5.2x	5.4x	5.0x	5.1x
Net Debt and Preferreds-to-Operating EBITDAre, adjusted		5.1x

Fixed charge coverage	4.4x	4.7x	4.7x	4.5x

(1)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 1

Summary Real Estate Information

September 30, 2024

(GLA in thousands)

Consolidated and 100% of Real Estate Partnerships	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023

Number of properties	483	481	482	482	481

Number of retail operating properties	473	472	473	474	473

Number of same properties	397	398	400	394	395

Number of properties in redevelopment	11	9	9	9	7

Number of properties in development(1)	6	5	5	4	4

Gross Leasable Area (GLA) - All properties	57,172	56,880	57,013	56,831	56,735

GLA including retailer-owned stores - All properties	60,919	60,627	60,760	60,578	60,482

GLA - Retail operating properties	56,364	55,960	56,091	56,062	55,970

GLA - Same properties	50,272	50,383	50,597	49,754	49,860

GLA - Properties in redevelopment(2)	2,306	2,003	2,003	1,954	1,741

GLA - Properties in development(1)	750	863	865	712	707

Consolidated and Pro-Rata Share of Real Estate Partnerships

GLA - All properties	48,842	48,600	48,732	48,550	48,372

GLA including retailer-owned stores - All properties	52,589	52,346	52,479	52,297	52,119

GLA - Retail operating properties	48,112	47,757	47,887	47,859	47,686

GLA - Same properties(3)	42,560	42,575	42,562	42,439	42,436

Spaces ≥ 10,000 sf(3)	26,439	26,424	26,420	26,357	26,363

Spaces < 10,000 sf(3)	16,121	16,151	16,142	16,082	16,074

GLA - Properties in redevelopment(2)	2,258	1,955	1,955	1,906	1,694

GLA - Properties in development(1)	672	785	788	634	629

% leased - All properties	95.6%	95.0%	95.0%	95.1%	94.6%

% leased - Retail operating properties	95.9%	95.4%	95.4%	95.3%	94.9%

% leased - Same properties(3)	96.1%	95.9%	95.9%	95.7%	95.3%

Spaces ≥ 10,000 sf(3)	97.6%	97.3%	97.2%	97.0%	96.6%

Spaces < 10,000 sf(3)	93.7%	93.5%	93.6%	93.5%	93.2%

% commenced - Same properties(3)(4)	92.7%	92.3%	92.2%	92.9%	92.6%

Same property NOI Growth without Termination Fees - YTD (see page 8)	2.9%	2.1%	1.4%	1.7%	2.0%

Same property NOI Growth without Termination Fees or Redevelopments - YTD (see page 8)	2.1%	1.5%	1.1%	0.9%	1.2%

Same property NOI Growth without Termination Fees or Collection of 2020/2021 Reserves - YTD (see page 8)	3.4%	2.7%	2.1%	3.6%	4.3%

Rent spreads - Trailing 12 months(5) (see page 19)	9.7%	9.7%	10.3%	10.0%	8.7%

(1)
Includes current ground-up developments.
(2)
Represents entire center GLA rather than redevelopment portion only. Included in Same Property pool unless noted otherwise.
(3)
Prior periods adjusted for current same property pool.
(4)
Excludes leases that are signed but have not yet commenced.
(5)
Retail operating properties only. Rent spreads are calculated on a comparable-space, cash basis for new and renewal leases executed.

Amounts may not foot due to rounding.

Supplemental Information 2

Consolidated Balance Sheets

September 30, 2024 and December 31, 2023

(in thousands)

	2024	2023
	(unaudited)
Assets:
Net real estate investments:
Real estate assets at cost	$13,620,602	13,454,391
Less: accumulated depreciation	2,894,010	2,691,386
Real estate assets, net	10,726,592	10,763,005
Investments in sales-type lease, net	16,056	8,705
Investments in real estate partnerships	387,413	370,605
Net real estate investments	11,130,061	11,142,315

Properties held for sale, net	-	18,878
Cash, cash equivalents, and restricted cash	114,831	91,354

Tenant receivables, net	26,887	34,814
Straight-line rent receivables, net	152,319	138,589
Other receivables	60,908	32,759
Tenant and other receivables	240,114	206,162

Deferred leasing costs, net	78,206	73,398
Acquired lease intangible assets, net	242,529	283,375
Right of use assets, net	323,660	328,002
Other assets	297,178	283,429

Total assets	$12,426,579	12,426,913

Liabilities and Equity:
Liabilities:
Notes payable, net	$4,365,007	4,001,949
Unsecured credit facility	30,000	152,000
Total notes payable	4,395,007	4,153,949

Accounts payable and other liabilities	389,055	358,612
Acquired lease intangible liabilities, net	372,627	398,302
Lease liabilities	245,107	246,063
Tenants' security, escrow deposits, and prepaid rent	80,586	78,052
Total liabilities	5,482,382	5,234,978

Equity:
Shareholders' Equity:
Preferred stock	225,000	225,000
Common stock	1,815	1,846
Treasury stock	(27,638)	(25,488)
Additional paid in capital	8,509,021	8,704,240
Accumulated other comprehensive loss	(5,374)	(1,308)
Distributions in excess of net income	(1,935,358)	(1,871,603)
Total shareholders' equity	6,767,466	7,032,687

Noncontrolling Interests:
Exchangeable operating partnership units	40,890	42,195
Limited partners' interests in consolidated partnerships	135,841	117,053
Total noncontrolling interests	176,731	159,248
Total equity	6,944,197	7,191,935

Total liabilities and equity	$12,426,579	12,426,913

These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 3

Consolidated Statements of Operations

For the Periods Ended September 30, 2024 and 2023

(in thousands)

(unaudited)

	Three Months Ended		Year to Date
	2024	2023	2024	2023
Revenues:
Lease income	$349,057	320,921	$1,050,008	934,180
Other property income	4,444	2,638	11,464	8,459
Management, transaction, and other fees	6,765	7,079	19,896	20,223
Total revenues	360,266	330,638	1,081,368	962,862

Operating Expenses:
Depreciation and amortization	100,955	87,505	299,508	253,373
Property operating expense	60,477	59,227	183,242	164,643
Real estate taxes	45,729	40,171	135,514	117,157
General and administrative	25,073	20,903	75,443	71,248
Other operating expenses	3,654	3,533	9,363	4,718
Total operating expenses	235,888	211,339	703,070	611,139

Other Expense, net:
Interest expense, net	47,022	38,807	133,068	112,156
Gain on sale of real estate, net of tax	(11,360)	(184)	(33,844)	(515)
Loss on early extinguishment of debt	-	-	180	-
Net investment (income) expense	(1,372)	1,020	(4,506)	(2,449)
Total other expense, net	34,290	39,643	94,898	109,192

Income before equity in income of
investments in real estate partnerships	90,088	79,656	283,400	242,531

Equity in income of investments in real estate partnerships	13,488	12,517	37,763	36,302

Net income	103,576	92,173	321,163	278,833

Noncontrolling Interests:
Exchangeable operating partnership units	(593)	(520)	(1,836)	(1,490)
Limited partners' interests in consolidated partnerships	(1,514)	(933)	(5,416)	(2,560)
Net income attributable to noncontrolling interests	(2,107)	(1,453)	(7,252)	(4,050)

Net income attributable to the Company	101,469	90,720	313,911	274,783

Preferred stock dividends	(3,413)	(1,644)	(10,239)	(1,644)
Net income attributable to common shareholders	$98,056	89,076	$303,672	273,139

These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 4

Supplemental Details of Operations (Consolidated Only)

For the Periods Ended September 30, 2024 and 2023

(in thousands)

		Three Months Ended		Year to Date
		2024	2023	2024	2023
	Revenues:
*	Base rent	$246,531	227,347	$736,142	654,254
*	Recoveries from tenants	84,795	76,973	254,623	222,947
*	Percentage rent	2,155	1,868	11,958	10,278
*	Termination fees	679	1,049	3,910	6,270
*	Uncollectible lease (income) expense	(342)	(636)	(3,433)	958
*	Other lease income	4,350	3,509	12,941	8,570
	Straight-line rent on lease income	5,163	2,693	14,877	8,169
	Above/below market rent amortization	5,726	8,118	18,990	22,734
	Lease income, net	349,057	320,921	1,050,008	934,180

*	Other property income	4,444	2,638	11,464	8,459

	Property management fees	3,909	3,591	11,765	10,536
	Asset management fees	1,693	1,623	4,915	4,900
	Leasing commissions and other fees	1,163	1,865	3,216	4,787
	Management, transaction, and other fees	6,765	7,079	19,896	20,223

	Total revenues	$360,266	330,638	1,081,368	962,862

	Operating Expenses:
	Depreciation and amortization (including FF&E)	$100,955	87,505	299,508	253,373

*	Operating and maintenance	56,185	54,906	170,058	152,435
*	Ground rent	3,419	3,595	10,559	9,989
*	Termination expense	-	-	5	-
	Straight-line rent on ground rent	337	339	1,014	1,058
	Above/below market ground rent amortization	536	387	1,606	1,161
	Property operating expense	60,477	59,227	183,242	164,643

*	Real estate taxes	45,729	40,171	135,514	117,157

	Gross general & administrative	23,784	20,824	69,787	63,788
	Stock-based compensation	4,776	4,199	14,078	13,123
	Capitalized direct development compensation costs	(4,407)	(3,328)	(12,037)	(7,811)
	General & administrative, net (1)	24,153	21,695	71,828	69,100
	Loss on deferred compensation plan (2)	920	(792)	3,615	2,148
	General & administrative	25,073	20,903	75,443	71,248

	Other expenses	1,034	1,725	2,127	4,059
	Development pursuit costs, net	245	297	167	(852)
	Merger transition costs	2,375	1,511	7,069	1,511
	Other operating expenses	3,654	3,533	9,363	4,718

	Total operating expenses	$235,888	211,339	703,070	611,139

	Other Expense, net:
	Gross interest expense	$46,735	38,554	136,378	112,192
	Derivative amortization	246	109	503	328
	Debt cost amortization	1,656	1,389	5,142	4,166
	Debt and derivative mark-to-market amortization	1,613	632	4,092	632
	Capitalized interest	(1,636)	(1,492)	(4,812)	(4,026)
	Interest income	(1,592)	(385)	(8,235)	(1,136)
	Interest expense, net	47,022	38,807	133,068	112,156

	Gain on sale of real estate, net of tax	(11,360)	(184)	(33,844)	(515)
	Loss on early extinguishment of debt	-	-	180	-
	Net investment (income) expense (2)	(1,372)	1,020	(4,506)	(2,449)

	Total other expense, net	$34,290	39,643	94,898	109,192

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 39.
(2)
The change in value of participant obligations within Regency’s non-qualified deferred compensation plan is included in General and administrative expense, which is offset by changes in value of assets held in the plan which is included in Net investment (income) expense.

These consolidated supplemental details of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 5

Supplemental Details of Assets and Liabilities (Real Estate Partnerships Only)

September 30, 2024 and December 31, 2023

(in thousands)

	Noncontrolling Interests		Share of JVs
	2024	2023	2024	2023
Assets:
Real estate assets at cost	$(108,076)	(104,170)	$1,361,392	1,289,503
Less: accumulated depreciation	(17,580)	(18,198)	511,238	488,402
Real estate assets, net	(90,496)	(85,972)	850,154	801,101
Investments in sales-type lease, net	(2,750)	(2,614)	35,954	34,526
Net real estate investments	(93,246)	(88,586)	886,108	835,627

Cash, cash equivalents, and restricted cash	(66,397)	(66,036)	25,297	14,940

Tenant receivables, net	(359)	(75)	3,244	5,542
Straight-line rent receivables, net	(2,697)	(2,192)	22,729	22,050
Other receivables	(153)	(241)	876	594
Tenant and other receivables	(3,209)	(2,508)	26,849	28,186

Deferred leasing costs, net	(1,977)	(1,293)	16,978	16,934
Acquired lease intangible assets, net	(1,076)	(1,218)	7,707	4,391
Right of use assets, net	(1,630)	(1,697)	4,848	4,817
Other assets	(683)	(797)	31,209	31,532

Total assets	$(168,218)	(162,135)	$998,996	936,427

Liabilities:
Notes payable, net	$(27,181)	(38,982)	$571,821	534,856
Accounts payable and other liabilities	(2,567)	(3,323)	27,857	18,579
Acquired lease intangible liabilities, net	(203)	(248)	4,718	4,087
Lease liabilities	(2,047)	(2,086)	3,271	4,191
Tenants' security, escrow deposits, and prepaid rent	(379)	(443)	3,916	4,109

Total liabilities	$(32,377)	(45,082)	$611,583	565,822

Note

Noncontrolling interests represent limited partners' interests in consolidated partnerships' activities and Share of JVs represents the Company's share of real estate partnerships' activities, of which each are included on a single line presentation in the Company's consolidated financial statements in accordance with GAAP.

Supplemental Information 6

Supplemental Details of Operations (Real Estate Partnerships Only)

For the Periods Ended September 30, 2024 and 2023

(in thousands)

		Noncontrolling Interests				Share of JVs
		Three Months Ended		Year to Date		Three Months Ended		Year to Date
		2024	2023	2024	2023	2024	2023	2024	2023
	Revenues:
*	Base rent	$(2,259)	(2,033)	$(6,705)	(6,078)	$26,853	25,042	$79,375	73,341
*	Recoveries from tenants	(632)	(598)	(1,994)	(1,716)	8,688	8,392	26,537	24,743
*	Percentage rent	(4)	(2)	(5)	(13)	282	339	1,550	1,360
*	Termination fees	(1)	(41)	(3)	(52)	72	(8)	248	189
*	Uncollectible lease income	3	8	41	(36)	(128)	(96)	(724)	(55)
*	Other lease income	(35)	(33)	(113)	(107)	395	358	1,192	1,077
	Straight-line rent on lease income	69	(103)	(726)	(226)	1,212	747	2,107	2,552
	Above/below market rent amortization	4	2	(8)	4	186	196	563	590
	Lease income	(2,855)	(2,800)	(9,513)	(8,224)	37,560	34,970	110,848	103,797

*	Other property income	(3)	-	(6)	(11)	203	124	558	504

	Asset management fees	-	-	-	-	(238)	(238)	(707)	(719)
	Leasing commissions and other fees	-	-	-	-	-	78	-	78
	Management and other fees	-	-	-	-	(238)	(160)	(707)	(641)

	Total revenues	$(2,858)	(2,800)	(9,519)	(8,235)	$37,525	34,934	110,699	103,660

	Operating Expenses:
	Depreciation and amortization (including FF&E)	(860)	(648)	(2,465)	(1,954)	8,342	7,685	24,699	22,626

*	Operating and maintenance	(452)	(429)	(1,433)	(1,294)	5,607	5,550	17,654	16,733
*	Ground rent	(32)	(32)	(94)	(94)	65	88	202	257
	Straight-line rent on ground rent	(13)	(13)	(39)	(39)	-	30	20	90
	Above/below market ground rent amortization	-	-	-	-	10	10	29	29
	Property operating expense	(497)	(474)	(1,566)	(1,427)	5,682	5,678	17,905	17,109

*	Real estate taxes	(348)	(307)	(1,077)	(992)	4,713	4,328	13,678	12,601

	General & administrative, net (1)	-	-	-	-	70	112	230	270

	Other income	722	(41)	2,240	(67)	197	269	1,307	825

	Total operating expenses	$(983)	(1,470)	(2,868)	(4,440)	$19,004	18,072	57,819	53,431

	Other Expense, net:
	Gross interest expense	(368)	(381)	(1,256)	(1,158)	4,916	4,864	14,801	14,148
	Debt cost amortization	(14)	(14)	(42)	(42)	220	207	667	597
	Debt and derivative mark-to-market amortization	(14)	(6)	(41)	(41)	94	41	282	76
	Interest income	35	4	104	6	(192)	(124)	(624)	(277)
	Interest expense, net	(361)	(397)	(1,235)	(1,235)	5,038	4,988	15,126	14,544

	Gain on sale of real estate	-	-	-	-	(5)	(643)	(9)	(617)

	Total other expense, net	$(361)	(397)	(1,235)	(1,235)	$5,033	4,345	15,117	13,927
* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 39.

Note

Noncontrolling interests represent limited partners’ interests in consolidated partnerships’ activities and Share of JVs represents the Company’s share of real estate partnerships’ activities, of which each are included on a single line presentation in the Company’s consolidated financial statements in accordance with GAAP.

Supplemental Information 7

Supplemental Details of Same Property NOI (Pro-Rata)

For the Periods Ended September 30, 2024 and 2023

(in thousands)

	Three Months Ended		Year to Date
	2024	2023	2024	2023
Same Property NOI Detail:

Real Estate Revenues:
Base rent	$244,170	238,142	$728,514	709,809
Recoveries from tenants	83,090	81,096	250,468	242,647
Percentage rent	2,287	2,208	12,476	11,554
Termination fees	636	1,037	3,199	6,441
Uncollectible lease income	(487)	(462)	(3,757)	1,033
Other lease income	3,415	3,292	9,949	9,092
Other property income	3,830	2,023	8,390	6,803
Total real estate revenues	336,941	327,336	1,009,239	987,379

Real Estate Operating Expenses:
Operating and maintenance	54,251	56,374	166,137	164,489
Termination expense	-	-	5	-
Real estate taxes	43,565	41,263	129,494	125,890
Ground rent	3,537	3,700	10,788	10,337
Total real estate operating expenses	101,353	101,337	306,424	300,716

Same Property NOI	$235,588	225,999	$702,815	686,663
% change	4.2%		2.4%

Same Property NOI without Termination Fees	$234,952	224,962	$699,621	680,222
% change	4.4%		2.9%

Same Property NOI without Termination Fees or Redevelopments	$199,650	192,491	$594,890	582,505
% change	3.7%		2.1%

Same Property NOI without Termination Fees or Collection of 2020/2021 Reserves	$234,952	223,913	$699,621	676,486
% change	4.9%		3.4%

Percent Contribution to Same Property NOI Performance:
Base rent	2.7%		2.7%
Uncollectible lease income (1)	0.5%		-0.2%
Net expense recoveries	0.9%		0.3%
Other lease / property income	0.9%		0.4%
Percentage rent	0.0%		0.1%
Same Property NOI without Termination Fees or Collection of 2020/2021 Reserves (% impact)	4.9%		3.4%

Reconciliation of Net Income Attributable to Common Shareholders to Same Property NOI:

Net income attributable to common shareholders	$98,056	89,076	$303,672	273,139
Less:
Management, transaction, and other fees	(6,765)	(7,079)	(19,896)	(20,223)
Other (2)	(12,115)	(12,016)	(37,428)	(34,317)
Plus:
Depreciation and amortization	100,955	87,505	299,508	253,373
General and administrative	25,073	20,903	75,443	71,248
Other operating expense	3,654	3,533	9,363	4,718
Other expense, net	34,290	39,643	94,898	109,192
Equity in income of investments in real estate partnerships excluded from NOI (3)	12,492	11,668	39,439	35,266
Net income attributable to noncontrolling interests	2,107	1,453	7,252	4,050
Preferred stock dividends	3,413	1,644	10,239	1,644
NOI	261,160	236,330	782,490	698,090

Less non-same property NOI (4)	(25,572)	(10,331)	(79,675)	(11,427)
Same Property NOI	$235,588	225,999	$702,815	686,663
(1)
Excludes the impact of collection on '20/'21 reserves or write offs.
(2)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(3)
Includes non-NOI income and expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(4)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Supplemental Information 8

Reconciliations of Non-GAAP Financial Measures

For the Periods Ended September 30, 2024 and 2023

(in thousands, except per share data)

	Three Months Ended		Year to Date
	2024	2023	2024	2023

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$98,056	89,076	$303,672	273,139
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	107,801	94,011	319,765	272,551
Gain on sale of real estate, net of tax	(11,365)	(827)	(33,853)	(1,132)
Exchangeable operating partnership units	593	520	1,836	1,490
Nareit Funds From Operations	$195,085	182,780	$591,420	546,048

Nareit FFO per share (diluted)	$1.07	1.02	$3.20	3.13
Weighted average shares (diluted)	182,872	179,311	184,548	174,621

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$195,085	182,780	$591,420	546,048
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	2,375	1,511	7,069	1,511
Loss on early extinguishment of debt	-	-	180	-
Certain Non-Cash Items
Straight-line rent	(5,886)	(3,142)	(16,907)	(7,315)
Uncollectible straight-line rent	(134)	92	1,899	(2,298)
Above/below market rent amortization, net	(5,370)	(7,919)	(17,910)	(22,138)
Debt and derivative mark-to-market amortization	1,693	667	4,333	667
Core Operating Earnings	$187,763	173,989	$570,084	516,475

Core Operating Earnings per share (diluted)	$1.03	0.97	$3.09	2.96
Weighted average shares (diluted)	182,872	179,311	184,548	174,621

Reconciliation of Core Operating Earnings to AFFO:

Core Operating Earnings	$187,763	173,989	$570,084	516,475
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(36,430)	(26,638)	(91,168)	(65,183)
Debt cost and derivative adjustments	2,107	1,690	6,269	5,049
Stock-based compensation	4,776	4,199	14,078	13,123
Adjusted Funds from Operations	$158,216	153,240	$499,263	469,464
(1)
Includes Regency’s consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests, which can be found on page 6 and 7.

Supplemental Information 9

Capital Expenditures and Additional Disclosures

For the Periods Ended September 30, 2024 and 2023

(in thousands)

	Three Months Ended		Year to Date
	2024	2023	2024	2023
Capital Expenditures:

Operating Properties (1)
Tenant allowance and landlord work	$22,065	15,958	$59,785	35,361
Leasing commissions	4,014	2,837	12,269	11,328
Leasing Capital Expenditures	26,079	18,795	72,054	46,689

Building improvements	10,351	7,843	19,114	18,494
Operating Capital Expenditures	$36,430	26,638	$91,168	65,183

Development & Redevelopment Properties (1)
Ground-up development	$23,332	11,979	$54,144	51,704
Redevelopment	42,608	18,972	104,364	64,015
Development & Redevelopment Expenditures	$65,940	30,951	$158,508	115,719

Reconciliation of Net Income to Nareit EBITDAre:

Net Income	$103,576	92,173	$321,163	278,833
Adjustments to reconcile to Nareit EBITDAre (2):
Interest expense	53,844	44,304	157,053	128,113
Income tax expense	423	158	696	643
Depreciation and amortization	109,297	95,190	324,207	275,999
Gain on sale of real estate, net of tax	(11,365)	(827)	(33,853)	(1,132)
Nareit EBITDAre	$255,775	230,998	$769,266	682,456

Reconciliation of Nareit EBITDAre to Operating EBITDAre:

Nareit EBITDAre	$255,775	230,998	$769,266	682,456
Adjustments to reconcile to Operating EBITDAre (2):
Merger transition costs	2,375	1,511	7,069	1,511
Loss on early extinguishment of debt	-	-	180	-
Straight-line rent, net	(5,938)	(3,140)	(15,695)	(9,800)
Above/below market rent amortization, net	(5,366)	(7,917)	(17,918)	(22,134)
Operating EBITDAre	$246,846	221,452	$742,902	652,033
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.
(2)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships.

Supplemental Information 10

Summary of Consolidated Debt

September 30, 2024 and December 31, 2023

(in thousands)

Total Debt Outstanding:	9/30/2024	12/31/2023
Notes Payable:
Fixed rate mortgage loans(1)	$638,612	$745,478
Variable rate mortgage loans	3,736	3,716
Fixed rate unsecured public debt	3,525,273	3,056,467
Fixed rate unsecured private debt	197,386	196,288
Unsecured credit facility:
Revolving line of credit	30,000	152,000
Total	$4,395,007	$4,153,949

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities (2)	Total	Weighted Average Contractual Interest Rate on Maturities
2024	$2,461	30,315	-	32,776	4.10%
2025	9,678	52,537	250,000	312,215	3.82%
2026	9,920	147,849	200,000	357,769	3.94%
2027	7,013	222,558	525,000	754,571	3.65%
2028	5,312	36,570	330,000	371,882	4.48%
2029	2,786	48,620	425,000	476,406	3.14%
2030	2,495	3,163	600,000	605,658	3.71%
2031	2,193	30,901	-	33,094	3.68%
2032	150	35,323	-	35,473	3.15%
2033	68	-	-	68	0.00%
>10 years	264	79	1,450,000	1,450,343	4.90%
Unamortized debt premium/(discount), net of issuance costs	-	(7,907)	(27,341)	(35,248)
	$42,340	600,008	3,752,659	4,395,007	4.10%

Percentage of Total Debt:	9/30/2024	12/31/2023
Fixed	99.2%	96.3%
Variable	0.8%	3.7%

Current Weighted Average Contractual Interest Rates:(3)
Fixed	4.1%	3.9%
Variable	5.9%	6.3%
Combined	4.1%	3.9%

Current Weighted Average Effective Interest Rate:(4)
Combined	4.4%	4.2%

Average Years to Maturity:
Fixed	7.6	7.1
Variable	3.3	1.3
(1)
Includes variable rate mortgage loans that have been fixed through interest rate swaps.
(2)
Includes unsecured public and private placement debt and any drawn balance on unsecured revolving line of credit.
(3)
Interest rates are calculated as of the quarter end.
(4)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility fees.

Supplemental Information 11

Summary of Consolidated Debt

September 30, 2024 and December 31, 2023

(in thousands)

		Contractual		Effective
Lender	Collateral	Rate		Rate(1)	Maturity	9/30/2024	12/31/2023
Secured Debt - Fixed Rate Mortgage Loans
Wells Fargo Bank	Orangetown Shopping Center	4.48%			10/01/24	$5,915	$6,005
Security Life of Denver Insurance Co.	Cos Cob Commons & Station Centre @ Old Greenwich	4.07%			11/01/24	19,452	19,912
Bank of New York Mellon	McLean Plaza	3.71%			11/20/24	5,000	5,000
KeyBank	High Ridge Center	3.65%			03/01/25	8,881	9,047
PNC Bank	Circle Marina Center	2.54%			03/17/25	24,000	24,000
Prudential Insurance Company of America	Country Walk Plaza	3.91%			11/05/25	16,000	16,000
Metropolitan Life Insurance Company	Westbury Plaza	3.76%			02/01/26	88,000	88,000
M&T Bank	Cos Cob Plaza & Greenwich Commons	3.48%			10/01/26	8,500	8,768
PNC Bank	Longmeadow Shops	5.56%			12/01/26	13,000	13,000
Santander Bank	Baederwood Shoppes	3.28%			12/19/26	24,365	24,365
TD Bank	Black Rock Shopping Center	6.03%			12/31/26	15,199	15,342
Voya Retire Insurance and Annuity Co.	Meadtown Shopping Center	3.85%			01/01/27	9,145	9,364
Voya Retire Insurance and Annuity Co.	Midland Park Shopping Center	3.85%			01/01/27	17,307	17,722
Voya Retire Insurance and Annuity Co.	Valley Ridge Shopping Center	3.85%			01/01/27	16,382	16,775
Voya Retire Insurance and Annuity Co.	Cedar Hill Shopping Center	3.85%			01/01/27	6,871	7,035
The Guardian Life Insurance of America	Willa Springs	3.81%			03/01/27	16,700	16,700
The Guardian Life Insurance of America	Alden Bridge	3.81%			03/01/27	26,000	26,000
The Guardian Life Insurance of America	Bethany Park Place	3.81%			03/01/27	10,200	10,200
The Guardian Life Insurance of America	Blossom Valley	3.81%			03/01/27	22,300	22,300
The Guardian Life Insurance of America	Dunwoody Hall	3.81%			03/01/27	13,800	13,800
The Guardian Life Insurance of America	Hasley Canyon Village	3.81%			03/01/27	16,000	16,000
PNC Bank	Fellsway Plaza	4.06%			06/02/27	34,443	34,873
M&T Bank	Ridgeway Shopping Center	3.40%			07/01/27	42,247	43,150
New York Life Insurance	Oak Shade Town Center	6.05%			05/10/28	3,466	4,085
Provident Bank	Washington Commons	4.83%			08/15/28	8,564	8,764
TD Bank	Brick Walk Shopping Center	6.71%			09/19/28	30,678	30,919
New York Life Insurance	Von's Circle Center	5.20%			10/10/28	3,678	4,273
American United Life Insurance Company	Ferry Plaza	4.63%			04/01/29	8,554	8,796
M&T Bank	Goodwives Shopping Center	4.82%			04/03/29	22,729	23,078
Bank of New York Mellon	Lakeview Shopping Center	3.63%			06/25/29	10,747	10,944
The Prudential Insurance Company of America	Shops at Erwin Mill	5.71%			09/05/29	12,000	-
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	5.05%			03/29/30	1,513	1,513
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	4.55%			03/29/30	1,650	1,650
Security Life of Denver Insurance Co.	Newfield Green	3.89%			08/01/31	18,874	19,278
American United Life Insurance Company	Village Shopping Center	3.50%			11/01/31	19,817	20,144
RGA Reinsurance Company	Boonton Shopping Center	3.45%			01/01/32	10,416	10,585
Bank of New York Mellon	The Dock-Dockside & The Dock-Railside	3.05%			01/31/32	33,100	33,667
City of Rollingwood	Shops at Mira Vista	8.00%			03/01/32	155	166
First County Bank	Old Greenwich CVS	5.63%			06/01/37	857	891
Prudential Insurance Company of America	4S Commons Town Center	3.50%			06/05/24	-	79,033
Ellis Partners	Pruneyard	4.25%			06/30/24	-	2,200
Bank of New York Mellon	Arcadian Shopping Center	4.00%			08/15/24	-	13,033
Great-West Life & Annuity Insurance Co	Shops at Erwin Mill	3.78%			09/01/24	-	10,000
New York Life Insurance	Copps Hill Plaza	6.06%			01/01/29	-	7,706
Unamortized premiums on assumed debt of acquired properties, net of issuance costs						(7,893)	(8,605)
Total Fixed Rate Mortgage Loans		4.03%		4.35%		$638,612	$745,478

Unsecured Debt
Debt Offering (8/17/15)	Fixed-rate unsecured	3.90%			11/01/25	$250,000	$250,000
Debt Placement (5/11/16)	Fixed-rate unsecured	3.81%			05/11/26	100,000	100,000
Debt Placement (8/11/16)	Fixed-rate unsecured	3.91%			08/11/26	100,000	100,000
Debt Offering (1/17/17)	Fixed-rate unsecured	3.60%			02/01/27	525,000	525,000
Debt Offering (3/9/18)	Fixed-rate unsecured	4.13%			03/15/28	300,000	300,000
Debt Offering (8/13/19)	Fixed-rate unsecured	2.95%			09/15/29	425,000	425,000
Debt Offering (5/13/20)	Fixed-rate unsecured	3.70%			06/15/30	600,000	600,000
Debt Offering (1/18/24)	Fixed-rate unsecured	5.25%			01/15/34	400,000	—
Debt Offering (8/15/24)	Fixed-rate unsecured	5.10%			01/15/35	325,000	—
Debt Offering (1/17/17)	Fixed-rate unsecured	4.40%			02/01/47	425,000	425,000
Debt Offering (3/6/19)	Fixed-rate unsecured	4.65%			03/15/49	300,000	300,000
Debt Offering (5/16/14)	Fixed-rate unsecured	3.75%			06/15/24	—	250,000
Revolving Line of Credit	Variable-rate unsecured	Adjusted SOFR + 0.715%	(2)		03/23/28	30,000	152,000
Unamortized debt discount and issuance costs						(27,341)	(22,245)
Total Unsecured Debt, Net of Discounts		4.10%		4.25%		$3,752,659	$3,404,755

Variable Rate Mortgage Loans
PNC Bank	Market at Springwoods Village	SOFR + 1.40%			03/28/25	$3,750	$3,750
Unamortized debt discount and issuance costs						(14)	(34)
Total Variable Rate Mortgage Loans		6.72%		7.45%		$3,736	$3,716

Total		4.10%		4.39%		$4,395,007	$4,153,949
(1)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility and unused fees.
(2)
The interest rate is SOFR plus a 0.10% market adjustment ("Adjusted SOFR") plus our applicable margin of 0.715%. Rate applies to drawn balance only. Additional annual facility fee of 0.125% applies to entire $1.5 billion line of credit. Expiration is subject to two additional six-month periods at the Company’s option.

Supplemental Information 12

Summary of Unsecured Debt Covenants and Leverage Ratios

September 30, 2024

(in thousands)

Outstanding Unsecured Public Debt:	Origination	Maturity	Rate	Balance
	08/17/15	11/01/25	3.900%	$250,000
	01/17/17	02/01/27	3.600%	$525,000
	03/09/18	03/15/28	4.125%	$300,000
	08/20/19	09/15/29	2.950%	$425,000
	05/13/20	06/15/30	3.700%	$600,000
	01/18/24	01/15/34	5.250%	$400,000
	08/15/24	01/15/35	5.100%	$325,000
	01/17/17	02/01/47	4.400%	$425,000
	03/06/19	03/15/49	4.650%	$300,000

Unsecured Public Debt Covenants:	Required	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023

Fair Market Value Calculation Method Covenants(1)(2)

Total Consolidated Debt to Total Consolidated Assets	≤ 65%	27%	27%	27%	26%	26%
Secured Consolidated Debt to Total Consolidated Assets	≤ 40%	4%	4%	5%	5%	5%
Consolidated Income for Debt Service to Consolidated Debt Service	≥ 1.5x	4.9x	4.8x	4.9x	5.6x	5.9x
Unencumbered Consolidated Assets to Unsecured Consolidated Debt	>150%	397%	394%	398%	420%	419%

Ratios:(3)		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Consolidated Only

Net debt to total market capitalization		27.0%	27.0%	26.7%	26.7%	26.7%
Net debt to real estate assets, before depreciation		30.5%	30.8%	30.2%	30.2%	30.2%
Net debt to total assets, before depreciation		28.1%	28.3%	27.6%	27.6%	27.6%

Net debt and preferreds to Operating EBITDAre - TTM		4.7x	4.8x	4.9x	4.9x	4.9x
Net debt and preferreds to Operating EBITDAre - TTM, adjusted			4.8x	4.7x	4.6x	4.6x
Fixed charge coverage		4.7x	4.8x	5.0x	5.1x	5.1x
Interest coverage		5.4x	5.5x	5.6x	5.7x	5.7x

Unsecured assets to total real estate assets		87.9%	88.1%	87.6%	87.1%	87.1%
Unsecured NOI to total NOI - TTM		88.7%	89.3%	89.5%	90.7%	90.7%
Unencumbered assets to unsecured debt		321%	320%	319%	360%	360%

Total Pro-Rata Share

Net debt to total market capitalization		29.5%	29.5%	29.2%	29.2%	29.2%
Net debt to real estate assets, before depreciation		32.3%	32.4%	31.9%	31.9%	31.9%
Net debt to total assets, before depreciation		29.7%	29.8%	29.1%	29.1%	29.1%

Net debt and preferreds to Operating EBITDAre - TTM		5.2x	5.3x	5.4x	5.4x	5.4x
Net debt and preferreds to Operating EBITDAre - TTM, adjusted			5.2x	5.2x	5.1x	5.1x
Fixed charge coverage		4.4x	4.4x	4.5x	4.7x	4.7x
Interest coverage		5.0x	5.0x	5.1x	5.1x	5.1x
(1)
For a complete listing of all Debt Covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.
(2)
Current period debt covenants are finalized and submitted after the Company’s most recent Form 10-Q or Form 10-K filing.
(3)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 13

Summary of Unconsolidated Debt

September 30, 2024 and December 31, 2023

(in thousands)

Total Debt Outstanding:	9/30/2024	12/31/2023
Mortgage loans payable:
Fixed rate secured loans	$1,459,447	$1,430,030
Variable rate secured loans	59,590	27,872
Unsecured credit facility variable rate	42,800	41,800
Total	$1,561,837	$1,499,702

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities	Total	Weighted Average Contractual Interest Rate on Maturities	Regency's Pro Rata Share	Regency's Pro Rata Weighted Average Contractual Interest Rate on Maturities
2024	$1,055	7,008	-	8,063	3.41%	3,818	3.41%
2025	6,727	147,512	-	154,239	3.88%	49,031	4.04%
2026	7,393	263,220	42,800	313,413	5.54%	105,320	5.66%
2027	7,576	32,800	-	40,376	2.60%	13,669	2.41%
2028	4,267	246,605	-	250,872	4.86%	92,027	4.96%
2029	2,841	86,000	-	88,841	4.72%	31,217	5.10%
2030	2,106	179,317	-	181,423	2.86%	70,522	2.88%
2031	625	352,240	-	352,865	3.14%	137,198	3.13%
2032	500	142,270	-	142,770	3.08%	58,369	3.10%
2033	406	-	-	406	0.00%	81	-
>10 Years	210	37,496	-	37,706	6.10%	13,941	6.27%
Unamortized debt premium/(discount) and issuance costs (2)	-	(9,137)	-	(9,137)		(3,372)
	$33,706	1,485,331	42,800	1,561,837	4.08%	571,821	4.10%

Percentage of Total Debt:	9/30/2024	12/31/2023
Fixed	93.4%	95.4%
Variable	6.6%	4.6%

Current Weighted Average Contractual Interest Rates:(1)
Fixed	3.9%	3.8%
Variable	7.3%	7.2%
Combined	4.1%	3.9%

Current Weighted Average Effective Interest Rates:(2)
Combined	4.3%	4.1%

Average Years to Maturity:
Fixed	4.7	5.2
Variable	1.9	2.6
(1)
Interest rates are calculated as of the quarter end.
(2)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost, amortization, interest rate swaps, and facility and unused fees.

Supplemental Information 14

Unconsolidated Investments

September 30, 2024

(in thousands)

					Regency
Investment Partner and	Number of	Total	Total	Total	Ownership	Share	Investment	Equity
Portfolio Summary Abbreviation	Properties	GLA	Assets	Debt	Interest	of Debt	9/30/2024	in Income
State of Oregon
(JV-C2)(1)	21	2,371	$557,991	$283,493	20.00%	$56,699	$49,388	$2,874
(JV-CCV)	1	602	99,323	74,820	30.00%	22,446	6,361	1,650
	22	2,973	657,314	358,313
GRI
(JV-GRI)	66	8,436	1,459,910	933,691	40.00%	373,477	137,536	28,105

Publix
(JV-O)	2	215	26,876	-	50.00%	-	13,157	1,375

Individual Investors
Ballard Blocks	2	249	117,248	-	49.90%	-	60,424	761
Bloom on Third	1	73	251,841	126,439	35.00%	44,254	44,174	1,843
Others	9	1,280	259,775	143,394	11.80% - 83.00%	74,945	76,373	1,155

	102	13,226	$2,772,964	$1,561,837		$571,821	$387,413	$37,763
(1)
Effective September 1, 2024, Columbia Regency Retail Partners, LLC (JV-C) merged with and into Columbia Regency Partners II, LLC ("JV-C2," or "Columbia II") with Columbia II being the surviving entity in the merger.

Supplemental Information 15

Property Transactions

September 30, 2024

(in thousands)

Acquisitions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	Regency's Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

May-24	Compo Shopping Center		Westport	76	$45,500		CVS

Aug-24	East Greenwich Square	Brand Street (70%)	Rhode Island	159	$32,655		Dave's Fresh Marketplace

	Property Total			235	$78,155	6.6%

Dispositions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	Regency's Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

Jan-24	Glengary Shoppes		Tampa	93	$30,500		Best Buy, Barnes & Noble

Apr-24	Tamarac Town Square		Ft. Lauderdale	125	$22,500		Publix, Retro Fitness, Dollar Tree

May-24	Star's at Quincy		Boston	101	$41,500		Star Market

Aug-24	Fenton Marketplace		Flint	97	$12,000		Family Farm & Home

	Property/Outparcel(s) Total			416	$106,500	5.4%

	Non-Income Producing Land Total				$0

Supplemental Information 16

Summary of In-Process Developments and Redevelopments

September 30, 2024

(in thousands)

In-Process Developments and Redevelopments (1)
Shopping Center	Market	Grocer/Anchor Tenant	Center % Leased	Project Start	Est Initial Rent Commencement(a)	Est Stabilization Year(b)	Net Project Costs(c)	% of Costs Incurred	Stabilized Yield(d)
Ground-up Developments			73%				$237M	38%	7% +/-
Baybrook East - Phase 1B (2)(3)	Houston, TX	H-E-B	91%	Q2-2022	2H-2023	2026	$10M	87%	9% +/-
Sienna Grande Shops (2)(3)	Houston, TX	Retail	41%	Q2-2023	1H-2025	2027	$9M	69%	8% +/-
The Shops at SunVet (2)	Long Island, NY	Whole Foods	61%	Q2-2023	2H-2025	2027	$91M	52%	7% +/-
The Shops at Stone Bridge (2)	Cheshire, CT	Whole Foods	74%	Q1-2024	1H-2026	2027	$68M	26%	7% +/-
Jordan Ranch Market (2)(3)	Houston, TX	H-E-B	83%	Q3-2024	1H-2026	2027	$23M	21%	7% +/-
Oakley Shops at Laurel Fields (2)	Bay Area, CA	Safeway	74%	Q3-2024	1H-2026	2027	$35M	12%	7% +/-
Redevelopments			94%				$382M	52%	10% +/-
The Abbot	Boston, MA	Retail / Office Users	72%	Q2-2019	2H-2022	2026	$60M	94%	9% +/-
Westbard Square - Phase 1 (4)(5)	Bethesda, MD	Giant	98%	Q2-2021	2H-2023	2025	$39M	81%	6% +/-
Buckhead Landing	Atlanta, GA	Publix	96%	Q2-2022	2H-2024	2025	$31M	84%	7% +/-
Bloom on Third (3)(4)	Los Angeles, CA	Whole Foods	60%	Q4-2022	2H-2026	2027	$25M	46%	15% +/-
Mandarin Landing	Jacksonville, FL	Whole Foods	100%	Q2-2023	1H-2024	2025	$16M	55%	8% +/-
Serramonte Center - Phase 3	San Francisco, CA	Jagalchi	98%	Q2-2023	1H-2025	2025	$37M	17%	11% +/-
Circle Marina Center	Los Angeles, CA	Sprouts	83%	Q3-2023	2H-2024	2025	$15M	60%	8% +/-
Avenida Biscayne	Miami, FL	Retail	32%	Q4-2023	1H-2025	2026	$23M	23%	10% +/-
Cambridge Square	Atlanta, GA	Publix	99%	Q4-2023	2H-2025	2026	$15M	24%	6% +/-
Anastasia Plaza	Jacksonville, FL	Publix	96%	Q3-2024	2H-2025	2026	$16M	3%	6% +/-
East Meadow Plaza - Phase 1	Long Island, NY	Lidl	62%	Q3-2024	2H-2025	2026	$12M	17%	17% +/-
Various Redevelopments (est costs < $10 million individually)			96%				$93M	26%	15% +/-
Total In-Process (In Construction)			92%				$618M	47%	9% +/-

In-Process Development and Redevelopment Descriptions
Ground-up Developments
Baybrook East - Phase 1B

Phase 1B of a ground-up development in Houston, TX, including 50K SF of shop space. Combined with the previously completed Phase 1A (featuring H-E-B, the market's leading grocer) Baybrook East will be approximately 155K SF.

Sienna Grande Shops

Located approximately 20 miles southwest of Houston, TX, in a 10,500-acre master-planned development that is consistently among the top-selling communities in the United States, Phase 1 will feature approximately 30K SF of shop space and outparcels.

The Shops at SunVet

Located in Long Island, NY, The Shops at SunVet will include the development of a vacant enclosed mall into a 170k open-air shopping center, anchored by Whole Foods and other leading retailers in a mix of junior anchors, shop space, and outparcels.

The Shops at Stone Bridge

Development featuring a 155K SF shopping center, anchored by a 40K SF Whole Foods and part of a larger master planned community known as Stone Bridge Crossing in Cheshire, CT. The project will also feature 41K SF of junior anchor space, 51K SF of inline shop space, and multiple outparcels.

Jordan Ranch Market

Located approximately 30 miles west of downtown Houston, within the Jordan Ranch master planned community, the 162K development will feature the market-leading grocer, H-E-B, plus 40K SF of shop space.

Oakley Shops at Laurel Fields	Located in the Bay Area, the 78K SF development of a traditional neighborhood center will include a 55K SF Safeway grocer and 23K SF of shop space.
Redevelopments
The Abbot	Generational redevelopment and modernization of three historic buildings in the heart of Harvard Square into an unparalleled mixed-use project with flagship retail and Class A office space.
Westbard Square - Phase 1

At acquisition, property included a Giant-anchored retail center, a three-level office building, two gas stations, and a vacant senior housing building. Phase 1 of the redevelopment includes construction of a 126k SF retail building anchored by a 74k SF Giant, and realignment of Westbard Avenue at the intersection with River Road. Regency will also participate in a joint venture whereby the partner will construct a ~100-unit senior living building.

Buckhead Landing

Buckhead Landing will be anchored by a 55k SF Publix with 38k SF of junior anchors and 59k SF of restaurant & retail space. This redevelopment will include the complete scrape and rebuild of the existing anchor box, in addition to delivering extensive site improvements and enhanced placemaking.

Bloom on Third

Located in Los Angeles, CA, directly across from The Grove and The Original Farmers Market, this transformational redevelopment includes the demolition of a former Kmart building into new retail space and approximately 300 luxury mid-rise apartments. Regency has partnered with a leading multifamily developer, who will construct the apartments on a ground lease.

Mandarin Landing

The redevelopment will transform a Whole Foods-anchored site in Jacksonville, FL into a modern healthy-living center, featuring a 25k SF medical care facility to replace a vacant, former Office Depot space. The project also features a reconfiguration of adjacent shop space, an additional pad building, and a full façade renovation.

Serramonte Center - Phase 3

Redevelopment of the northeastern portion of the site, including a backfill of the former J.C. Penney box and adjacent space, plus two exterior pads. The former J.C. Penney box will feature Jagalchi, a leading Asian grocer with locations in South Korea, China, and the US.

Circle Marina Center

Acquired in 2019 with the intention of redevelopment, the project will transform an existing Staples box and adjacent shop space into a 23k SF prototype for Sprouts Farmers Market, plus reconfigured space for other leading retailers. In addition, the project will feature extensive site improvements, facade renovation, and enhanced placemaking.

Avenida Biscayne

A boutique retail development adjacent to Aventura Square, a Regency-owned asset in Miami’s highly desirable Aventura submarket, that includes the complete scrape of all existing buildings and transformation of the property into three separate retail buildings, featuring first-class shop space and restaurants.

Cambridge Square	Transformational redevelopment adding a best-in-class grocer and featuring extensive improvement to the site and existing facades.
Anastasia Plaza

Redevelopment to include the complete scrape and rebuild of the existing anchor box and adjacent space, anchored by a 58K SF Publix and 44K SF of shop space, plus extensive improvements to the site and existing facades.

East Meadow Plaza - Phase 1	Acquired in 2022 with the intention of redevelopment. Phase 1 includes various site improvements, complete facade renovation, and reconfigured space for leading retailers.
Various Redevelopments (est costs < $10 million individually)	Various Redevelopment properties where estimated incremental costs at each project are less than $10 million.

See page 18 for footnotes

Supplemental Information 17

Development and Redevelopment Current Year Completions

September 30, 2024

(in thousands)

Current Year Development and Redevelopment Completions
Shopping Center	Market	Center % Leased	Project Start	Est Initial Rent Commencement(a)	Est Stabilization Year(b)	Net Project Costs(c)	% of Costs Incurred	Stabilized Yield(d)
Ground-up Developments		95%				$46M	94%	7% +/-
Glenwood Green (2)(3)	Metro NYC	95%	Q1-2022	1H-2024	2025	$46M	94%	7% +/-
Redevelopments		97%				$33M	95%	9% +/-
Redevelopment Completion (est costs < $10 million individually)		97%				$33M	95%	9% +/-
Total Completions		97%				$79M	94%	8% +/-
(a)
Estimated Initial Rent Commencement represents the estimated date that the anchor or first tenants at each project will rent commence.
(b)
Estimated Stabilization Year represents the estimated year that the project will reach the stated stabilized yield on an annualized basis.
(c)
Represents Regency's pro-rata share of net project costs.
(d)
A stabilized yield for a redevelopment property represents the incremental NOI (estimated stabilized NOI less NOI prior to project commencement) divided by the total project costs.

(1)
Scope, economics and timing of development and redevelopment projects can change materially from estimates provided.
(2)
Ground-up development or redevelopment that is excluded from the Same Property NOI pool.
(3)
Estimated costs represent Regency's pro-rata share: Baybrook East (50%); Sienna Grande Shops (75%); Jordan Ranch Market (50%); Bloom on Third (35%); and Glenwood Green (70%)
(4)
GLA and % Leased represents: Westbard Square – Phase 1 only; Bloom on Third – fully redeveloped center (existing center is 73k SF and 100% leased)
(5)
Estimated costs are net of expected land sale proceeds of approximately $50m.

Note: Regency’s Estimate of Net GAAP Project Costs, after additional interest and overhead capitalization, is $686M for Ground-up Developments and Redevelopments In-Process. Percent of costs incurred is 46% for Ground-up Developments and Redevelopments In-Process.

Supplemental Information 18

Leasing Statistics

September 30, 2024

(Retail Operating Properties Only)

Leasing Statistics - Comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
3rd Quarter 2024	404	1,802	$24.86	9.3%	20.7%	6.3	$7.33
2nd Quarter 2024	443	2,221	26.92	9.2%	18.2%	5.6	7.11
1st Quarter 2024	389	1,811	28.49	8.5%	17.4%	6.0	8.53
4th Quarter 2023	435	2,066	28.15	11.7%	21.1%	6.4	6.89
Total - 12 months	1,671	7,900	$27.14	9.7%	19.2%	6.0	$7.45

New Leases	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
3rd Quarter 2024	98	249	$32.25	10.8%	26.3%	8.7	$49.39
2nd Quarter 2024	105	261	37.98	12.4%	27.9%	8.5	53.67
1st Quarter 2024	96	274	33.54	11.7%	23.0%	8.5	48.51
4th Quarter 2023	111	442	30.63	35.2%	51.4%	11.3	29.26
Total - 12 months	410	1,227	$33.30	18.0%	32.6%	9.5	$43.39

Renewals	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
3rd Quarter 2024	306	1,553	$23.69	9.0%	19.5%	5.9	$0.63
2nd Quarter 2024	338	1,960	25.36	8.6%	16.2%	5.2	0.56
1st Quarter 2024	293	1,537	27.58	7.8%	16.2%	5.5	1.34
4th Quarter 2023	324	1,623	27.49	6.3%	14.0%	5.1	0.98
Total - 12 months	1,261	6,673	$26.01	7.9%	16.3%	5.4	$0.86

Leasing Statistics - Comparable and Non-comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft			Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
3rd Quarter 2024	498	2,274	$25.02			6.5	$14.16
2nd Quarter 2024	512	2,435	27.28			5.7	10.15
1st Quarter 2024	452	2,041	28.27			6.9	13.34
4th Quarter 2023	526	2,499	28.55			7.0	14.80
Total - 12 months	1,988	9,249	$27.28			6.5	$13.09

Notes:

•
Represents Regency's consolidated and pro-rata share of real estate partnerships. Number of leasing transactions and GLA leased reported at 100%; All other statistics reported at pro-rata share.
•
All amounts reported at execution.
•
Rent Spreads are calculated on a comparable-space, cash basis for new and renewal leases executed and include all leasing transactions, including spaces vacant > 12 months.
•
Rent Spreads % (Cash) represent the percentage change between the initial 12 months of rent of the executed lease and the rent over the last 12 months of the prior lease.
•
Rent Spreads % (Straight-lined) represent the percentage change between the average rent over the duration of the executed lease and the average rent over the duration of the prior lease.
•
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.

Supplemental Information 19

New Lease Net Effective Rent and Leases Signed Not Yet Commenced

September 30, 2024

(Retail Operating Properties Only)

New Lease Net Effective Rent (1)

	Trailing Twelve Months	Three Months Ended
	9/30/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
New Leases weighted avg. over lease term:

Base rent	$34.13	$32.23	$41.26	$33.07	$32.55	$29.39

Tenant allowance and landlord work (2)	(5.40)	(5.91)	(6.78)	(5.34)	(4.44)	(4.68)

Third party leasing commissions	(1.08)	(1.06)	(1.21)	(1.03)	(1.06)	(0.78)

Net Effective Rent	$27.64	$25.26	$33.27	$26.70	$27.06	$23.93

Net effective rent/base rent	81%	78%	81%	81%	83%	81%

Weighted avg. lease term (years)	10.3	9.3	9.0	11.3	10.9	12.4

Percent of New Leases by Anchor & Shop

≥ 10,000 SF	40%	40%	22%	39%	51%	47%

< 10,000 SF	60%	60%	78%	61%	49%	53%

Leases Signed Not Yet Commenced (3)

As of 9/30/2024:	Leases	GLA (in 000s)	Annual ABR ($ in 000s)	Annual ABR ($ PSF)

≥ 10,000 SF	38	1,043	$20,978	$21.43

< 10,000 SF	298	781	27,665	39.83

Total	336	1,824	$48,643	$29.07
(1)
Includes comparable and non-comparable leasing transactions.
(2)
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.
(3)
Only represents leases on spaces that are currently vacant.

Note: Represents Regency's wholly owned and pro-rata share of real estate partnerships, except GLA which is shown at 100%.

Supplemental Information 20

Annual Base Rent by State

September 30, 2024

(in thousands)

State	Number of Properties	GLA	% Leased(1)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
California	72	9,263	95.5%	$270,718	$30.49	14.9%	19.0%	23.2%
Florida	92	10,789	95.8%	220,412	21.34	19.0%	22.1%	18.9%
New York	47	3,713	90.5%	101,810	29.35	9.7%	7.6%	8.7%
Connecticut	46	4,015	93.1%	101,226	27.10	9.5%	8.2%	8.7%
Texas	32	3,775	96.6%	78,003	21.40	6.6%	7.7%	6.7%
Georgia	22	2,125	97.1%	51,323	24.74	4.6%	4.4%	4.4%
Virginia	20	1,647	96.7%	48,436	30.37	4.1%	3.4%	4.1%
New Jersey	21	1,707	95.2%	38,968	23.98	4.3%	3.5%	3.3%
North Carolina	17	1,610	98.7%	36,421	22.99	3.5%	3.3%	3.1%
Washington	17	1,267	96.5%	35,035	28.63	3.5%	2.6%	3.0%
Illinois	11	1,355	97.6%	28,748	22.05	2.3%	2.8%	2.5%
Massachusetts	8	895	95.8%	27,629	31.38	1.7%	1.8%	2.4%
Colorado	19	1,408	97.1%	23,768	17.26	3.9%	2.9%	2.0%
Pennsylvania	10	715	97.6%	19,262	27.33	2.1%	1.5%	1.7%
Maryland	11	622	95.9%	18,189	30.57	2.3%	1.3%	1.6%
Ohio	8	1,221	97.3%	16,600	13.67	1.7%	2.5%	1.4%
Oregon	8	778	99.2%	16,523	22.06	1.7%	1.6%	1.4%
Minnesota	5	390	89.9%	7,162	20.46	1.0%	0.8%	0.6%
Indiana	3	345	98.6%	6,262	18.44	0.6%	0.7%	0.5%
Tennessee	3	314	100.0%	5,691	17.91	0.6%	0.6%	0.5%
Delaware	2	255	96.8%	4,519	18.30	0.4%	0.5%	0.4%
Missouri	4	408	98.9%	4,481	11.09	0.8%	0.8%	0.4%
South Carolina	2	83	99.4%	2,225	26.99	0.4%	0.2%	0.2%
Rhode Island	1	111	100.0%	2,150	19.94	0.2%	0.2%	0.2%
Washington, D.C.	2	30	96.9%	1,574	53.24	0.4%	0.1%	0.1%
Total All Properties	483	48,842	95.6%	$1,167,133	$24.91	100%	100%	100%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships.

(1)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 21

Annual Base Rent by CBSA

September 30, 2024

(in thousands)

Largest CBSAs by Population(1)	Number of Properties	GLA	% Leased(2)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
1) New York-Newark-Jersey City	65	5,040	91.8%	$135,840	$29.37	13.5%	10.3%	11.6%
2) Los Angeles-Long Beach-Anaheim	25	2,546	97.6%	$78,099	$31.44	5.2%	5.2%	6.7%
3) Chicago-Naperville-Elgin	12	1,645	96.6%	$33,872	$21.33	2.5%	3.4%	2.9%
4) Dallas-Fort Worth-Arlington	11	913	97.6%	$20,647	$23.17	2.3%	1.9%	1.8%
5) Houston-Woodlands-Sugar Land	16	2,028	96.3%	$39,243	$20.10	3.3%	4.2%	3.4%
6) Washington-Arlington-Alexandria	26	1,834	97.1%	$56,213	$31.58	5.4%	3.8%	4.8%
7) Atlanta-SandySprings-Alpharetta	22	2,125	97.1%	$51,323	$24.87	4.6%	4.4%	4.4%
8) Philadelphia-Camden-Wilmington	10	1,168	96.3%	$24,480	$21.76	2.1%	2.4%	2.1%
9) Miami-Ft Lauderdale-Pompano Beach	40	5,177	93.4%	$116,548	$24.10	8.3%	10.6%	10.0%
10) Phoenix-Mesa-Chandler	-	-	-	-	-	-	-	-
11) Boston-Cambridge-Newton	8	907	97.3%	$26,660	$30.20	1.7%	1.9%	2.3%
12) San Francisco-Oakland-Berkeley	19	3,413	94.6%	$99,633	$30.86	3.9%	7.0%	8.5%
13) Riverside-San Bernardino-Ontario	1	99	100.0%	$3,225	$32.66	0.2%	0.2%	0.3%
14) Detroit-Warren-Dearborn	-	-	-	-	-	-	-	-
15) Seattle-Tacoma-Bellevue	17	1,267	96.5%	$35,035	$28.65	3.5%	2.6%	3.0%
16) Minneapolis-St. Paul-Bloomington	5	390	89.9%	$7,162	$20.44	1.0%	0.8%	0.6%
17) San Diego-Chula Vista-Carlsbad	10	1,370	97.8%	$42,830	$31.97	2.1%	2.8%	3.7%
18) Tampa-St Petersburg-Clearwater	9	1,296	99.3%	$27,099	$21.06	1.9%	2.7%	2.3%
19) Denver-Aurora-Lakewood	11	940	97.1%	$15,651	$17.14	2.3%	1.9%	1.3%
20) Baltimore-Columbia-Towson	4	267	96.8%	$7,284	$28.23	0.8%	0.5%	0.6%
21) Orlando-Kissimmee-Sanford	7	834	96.7%	$16,707	$20.72	1.4%	1.7%	1.4%
22) St. Louis	4	408	98.9%	$4,481	$11.09	0.8%	0.8%	0.4%
23) Charlotte-Concord-Gastonia	4	609	98.7%	$15,297	$25.48	0.8%	1.2%	1.3%
24) San Antonio-New Braunfels	-	-	-	-	-	-	-	-
25) Portland-Vancouver-Hillsboro	5	436	94.8%	$9,556	$23.13	1.0%	0.9%	0.8%
26) Austin-Round Rock-Georgetown	5	834	96.2%	$18,113	$22.58	1.0%	1.7%	1.6%
27) Sacramento-Roseville-Folsom	4	318	92.6%	$6,975	$23.72	0.8%	0.7%	0.6%
28) Pittsburgh	-	-	-	-	-	-	-	-
29) Las Vegas-Henderson-Paradise	-	-	-	-	-	-	-	-
30) Cincinnati	5	899	98.9%	$12,537	$14.11	1.0%	1.8%	1.1%
31) Kansas City	-	-	-	-	-	-	-	-
32) Indianapolis-Carmel-Anderson	2	56	91.6%	$1,138	$22.38	0.4%	0.1%	0.1%
33) Nashville-Davidson-Murfreesboro-Franklin	3	314	100.0%	$5,691	$18.10	0.6%	0.6%	0.5%
34) Cleveland-Elyria	-	-	-	-	-	-	-	-
35) San Jose-Sunnyvale-Santa Clara	6	645	96.2%	$20,469	$32.97	1.2%	1.3%	1.8%
36) Virginia Beach-Norfolk-Newport News	-	-	-	-	-	-	-	-
37) Jacksonville	20	1,926	98.9%	$34,052	$17.87	4.1%	3.9%	2.9%
38) Providence-Warwick	-	-	-	-	-	-	-	-
39) Milwaukee-Waukesha	-	-	-	-	-	-	-	-
40) Raleigh-Cary	9	703	98.5%	$15,675	$22.62	1.9%	1.4%	1.3%
41) Oklahoma City	-	-	-	-	-	-	-	-
42) Memphis	-	-	-	-	-	-	-	-
43) Salt Lake City	-	-	-	-	-	-	-	-
44) Louisville/Jefferson County	-	-	-	-	-	-	-	-
45) New Orleans-Metairie	-	-	-	-	-	-	-	-
46) Hartford-E Hartford-Middletown	2	302	96.4%	$6,007	$20.67	0.4%	0.6%	0.5%
47) Buffalo-Cheektowaga	-	-	-	-	-	-	-	-
48) Birmingham-Hoover	-	-	-	-	-	-	-	-
49) Grand Rapids-Kentwood	-	-	-	-	-	-	-	-
50) Tucson	-	-	-	-	-	-	-	-
Top 50 CBSAs by Population	387	40,707	95.8%	$987,542	$25.20	80.1%	83.3%	84.6%

CBSAs Ranked 51 - 75 by Population	56	4,533	92.8%	$119,850	$28.47	11.6%	9.3%	10.3%

CBSAs Ranked 76 - 100 by Population	18	1,563	96.7%	$26,053	$17.20	3.7%	3.2%	2.2%

Other CBSAs	22	2,039	96.1%	$33,688	$17.22	4.6%	4.2%	2.9%

Total All Properties	483	48,842	95.6%	$1,167,133	$24.91	100.0%	100.0%	100.0%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships

(1)
Population Data Source: ESRI
(2)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 22

Annual Base Rent By Tenant Category

September 30, 2024

Tenant Category Exposure	% of ABR(1)
Grocery	20%
Restaurant - Quick Service/Fast Casual	13%
Personal Services	7%
Medical	7%
Restaurant - Full Service	6%
Apparel/Accessories	5%
Off-Price	5%
Fitness	5%
Banks	5%
Business Services	4%
Hobby/Sports	4%
Pet	3%
Pharmacy	3%
Home	3%
Other	3%
Office/Communications	2%
Home Improvement/Auto	2%
Liquor/Wine/Beer	2%
Beauty/Cosmetics	1%
Entertainment	1%

Anchor/Shop Exposure(2)	% of ABR
Shop	58%
Anchor	42%
(1)
Represents Regency's consolidated and pro-rata share of real estate partnerships; includes properties in development, excludes leases that are executed but have not rent commenced.
(2)
Shop tenants defined as <10K SF, Anchor tenants defined as >10K SF.

Supplemental Information 23

Significant Tenant Rents

(Includes Tenants ≥ 0.5% of ABR)

September 30, 2024

(in thousands)

#	Tenant	Tenant GLA	% of Company-Owned GLA	Total Annualized Base Rent	% of Total Annualized Base Rent	Total # of Leased Stores
1	Publix	2,925	6.0%	$34,113	2.9%	67
2	Albertsons Companies, Inc.(1)	2,147	4.4%	33,035	2.8%	53
3	TJX Companies, Inc.(2)	1,760	3.6%	32,389	2.8%	74
4	Amazon/Whole Foods	1,296	2.7%	30,933	2.7%	39
5	Kroger Co.(3)	2,933	6.0%	30,275	2.6%	52
6	Ahold Delhaize(4)	924	1.9%	22,876	2.0%	20
7	CVS	770	1.6%	20,207	1.7%	64
8	L.A. Fitness Sports Club	516	1.1%	11,242	1.0%	14
9	Trader Joe's	311	0.6%	11,134	1.0%	30
10	JPMorgan Chase Bank	179	0.4%	10,983	0.9%	57
11	Nordstrom(5)	366	0.7%	10,080	0.9%	11
12	Ross Dress For Less	534	1.1%	9,374	0.8%	24
13	H.E. Butt Grocery Company(6)	603	1.2%	9,121	0.8%	7
14	Gap, Inc(7)	277	0.6%	8,951	0.8%	23
15	Starbucks	146	0.3%	8,806	0.8%	93
16	Bank of America	149	0.3%	8,614	0.7%	41
17	Target	771	1.6%	8,485	0.7%	7
18	Wells Fargo Bank	138	0.3%	7,858	0.7%	46
19	Petco Health and Wellness Company(8)	303	0.6%	7,406	0.6%	29
20	JAB Holding Company(9)	170	0.3%	6,997	0.6%	59
21	Walgreens Boots Alliance(10)	266	0.5%	6,946	0.6%	24
22	Kohl's	526	1.1%	6,381	0.5%	7
23	Xponential Fitness(11)	152	0.3%	6,032	0.5%	91
24	Ulta	198	0.4%	5,959	0.5%	22
25	Five Below	182	0.4%	5,469	0.5%	23
26	Walmart	677	1.4%	5,371	0.5%	7
	Top Tenants	19,219	39.4%	$359,037	30.8%	984

(1)
Safeway 21 / VONS 8 / Acme 7 / Albertson's 4 / Shaw's 3 / Tom Thumb 3 / Randalls 2 / Star Market 1 / Dominick's 1 / Pavilions 1 / King's Food Market 1 / Jewel-Osco 1
(2)
TJ Maxx 27 / Marshalls 24 / Homegoods 20 / Homesense 2 / Sierra Trading Post 1
(3)
Kroger 19 / King Soopers 11 / Ralphs 9 / Harris Teeter 8 / Mariano's Fresh Market 3 / Quality Food Centers 2
(4)
Stop & Shop 10 / Giant 9 / Food Lion 1
(5)
Nordstrom Rack 11
(6)
H.E.B. 6 / Central Market 1
(7)
Old Navy 13 / Athleta 4 / The Gap 4 / Banana Republic 2
(8)
Petco 25 / Unleashed by Petco 4
(9)
Panera 29 / Peet's' Coffee & Tea 11 / Einstein Bros Bagels 10 / Bruegger's Bagel 3 / Krispy Kreme 3 / Noah's NY Bagels 3
(10)
Walgreens 23 / Duane Reade 1
(11)
Club Pilates 40 / Pure Barre 15 / Stretchlab 12 / Yoga Six 9 / Row House 6 / Cyclebar 6 / BFT 2 / AKT 1

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships, includes properties in development and leases that are executed but have not rent commenced. Amounts may not foot due to rounding.

Supplemental Information 24

Tenant Lease Expirations

September 30, 2024

(GLA in thousands)

	Anchor Tenants (1)
Year	GLA	Percent of GLA	Percent of Total ABR(3)	ABR
MTM(4)	67	0.1%	0.1%	$12.60
2024	116	0.3%	0.1%	13.71
2025	2,115	4.6%	2.5%	13.46
2026	2,987	6.5%	4.1%	15.75
2027	3,788	8.3%	5.7%	17.12
2028	3,611	7.9%	5.7%	17.80
2029	4,389	9.6%	6.0%	15.44
2030	2,323	5.1%	4.0%	19.52
2031	1,164	2.5%	1.8%	17.90
2032	1,008	2.2%	1.6%	17.82
2033	1,100	2.4%	1.9%	20.04
10 Year Total	22,668	49.6%	33.5%	$16.81
Thereafter	5,857	12.8%	8.9%	17.23
	28,525	62.4%	42.4%	$16.90

	Shop Tenants (2)
Year	GLA	Percent of GLA	Percent of Total ABR(3)	ABR
MTM(4)	207	0.5%	0.6%	$30.86
2024	256	0.6%	0.8%	34.66
2025	2,127	4.6%	6.8%	36.14
2026	2,316	5.1%	7.5%	36.92
2027	2,466	5.4%	8.1%	37.42
2028	2,320	5.1%	8.0%	39.09
2029	2,147	4.7%	7.2%	38.30
2030	1,128	2.5%	3.8%	38.21
2031	913	2.0%	3.1%	38.59
2032	956	2.1%	3.4%	40.40
2033	954	2.1%	3.3%	39.57
10 Year Total	15,790	34.5%	52.6%	$37.84
Thereafter	1,432	3.1%	5.0%	39.44
	17,222	37.6%	57.6%	$37.98

		All Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(3)	ABR
MTM(4)	273	0.6%	0.6%	$26.41
2024	372	0.8%	0.9%	28.15
2025	4,241	9.3%	9.3%	24.83
2026	5,303	11.6%	11.7%	25.00
2027	6,254	13.7%	13.8%	25.12
2028	5,932	13.0%	13.6%	26.13
2029	6,536	14.3%	13.2%	22.95
2030	3,452	7.5%	7.8%	25.63
2031	2,076	4.5%	4.9%	26.99
2032	1,965	4.3%	5.0%	28.81
2033	2,054	4.5%	5.3%	29.11
10 Year Total	38,458	84.1%	86.1%	$25.45
Thereafter	7,289	15.9%	13.9%	21.60
	45,747	100%	100%	$24.83

Notes: Reflects commenced leases only. Does not account for contractual rent steps and assumes that no tenants exercise renewal options. Amounts may not foot due to rounding.

(1)
Anchor tenants represent any tenant occupying at least 10,000 square feet.
(2)
Shop tenants represent any tenant occupying less than 10,000 square feet.
(3)
Total Annual Base Rent ("ABR") excludes additional rent such as percentage rent, common area maintenance, real estate taxes, and insurance reimbursements. Represents Regency's consolidated and pro-rata share of real estate partnerships.
(4)
Month to month lease or in process of renewal.

Supplemental Information 25

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	200 Potrero			CA	San Francisco-Oakland-Berkeley	30	30	100.0%				Gizmo Art Production, INC.	$12.03
	4S Commons Town Center	M	93%	CA	San Diego-Chula Vista-Carlsbad	252	252	100.0%			68	Restoration Hardware Outlet, Ace Hardware, Cost Plus World Market, CVS, Jimbo's…Naturally!, Ralphs, ULTA	$35.02
	Amerige Heights Town Center			CA	Los Angeles-Long Beach-Anaheim	97	97	96.0%		143	58	Albertsons, (Target)	$32.40
	Balboa Mesa Shopping Center			CA	San Diego-Chula Vista-Carlsbad	207	207	100.0%			42	CVS, Kohl's, Von's	$29.93
	Bayhill Shopping Center	GRI	40%	CA	San Francisco-Oakland-Berkeley	122	49	98.9%			32	CVS, Mollie Stone's Market	$28.84
	Bloom on Third	O	35%	CA	Los Angeles-Long Beach-Anaheim	73	26	100.0%			41	Whole Foods, CVS, Citibank	$57.98
	Blossom Valley			CA	San Jose-Sunnyvale-Santa Clara	93	93	87.4%			34	Safeway	$28.54
	Brea Marketplace	GRI	40%	CA	Los Angeles-Long Beach-Anaheim	352	141	98.0%			25	24 Hour Fitness, Big 5 Sporting Goods, Childtime Childcare, Old Navy, Sprout's, Target, Smart Parke	$20.72
	Circle Center West			CA	Los Angeles-Long Beach-Anaheim	63	63	100.0%				Marshalls	$39.75
	Circle Marina Center			CA	Los Angeles-Long Beach-Anaheim	118	118	83.5%				Sprouts, Big 5 Sporting Goods, Centinela Feed & Pet Supplies	$37.49
	Clayton Valley Shopping Center			CA	San Francisco-Oakland-Berkeley	260	260	91.5%			14	Grocery Outlet, Central, CVS, Dollar Tree, Ross Dress For Less	$23.68
	Corral Hollow			CA	Stockton	167	167	70.4%			66	Safeway, CVS	$20.95
	Culver Center			CA	Los Angeles-Long Beach-Anaheim	217	217	94.2%			37	Ralphs, Best Buy, LA Fitness, Sit N' Sleep	$33.66
	Diablo Plaza			CA	San Francisco-Oakland-Berkeley	63	63	100.0%		53	53	Bevmo!, (Safeway), (CVS)	$43.87
	El Camino Shopping Center			CA	Los Angeles-Long Beach-Anaheim	136	136	98.8%			31	Bristol Farms, CVS	$43.41
	El Cerrito Plaza			CA	San Francisco-Oakland-Berkeley	256	256	95.5%			78	Barnes & Noble, Jo-Ann Fabrics, PETCO, Ross Dress For Less, Trader Joe's, Marshalls, (CVS)	$29.55
	El Norte Pkwy Plaza			CA	San Diego-Chula Vista-Carlsbad	91	91	97.3%			42	Von's, Children's Paradise, ACE Hardware	$20.73
	Encina Grande			CA	San Francisco-Oakland-Berkeley	106	106	97.7%			38	Whole Foods, Walgreens	$36.25
	Five Points Shopping Center	GRI	40%	CA	Santa Maria-Santa Barbara	145	58	98.7%			35	Smart & Final, CVS, Ross Dress for Less, Big 5 Sporting Goods, PETCO	$32.46
	French Valley Village Center			CA	Rvrside-San Bernardino-Ontario	99	99	100.0%			44	Stater Bros, CVS	$28.46
	Friars Mission Center			CA	San Diego-Chula Vista-Carlsbad	147	147	100.0%			55	Ralphs, CVS	$40.44
	Gelson's Westlake Market Plaza			CA	Oxnard-Thousand Oaks-Ventura	85	85	97.5%			40	Gelson's Markets, John of Italy Salon & Spa	$32.26
	Golden Hills Plaza			CA	San Luis Obispo-Paso Robles	244	244	87.8%				Lowe's, TJ Maxx	$7.29
	Granada Village	GRI	40%	CA	Los Angeles-Long Beach-Anaheim	226	91	98.3%			24	Sprout's Markets, Rite Aid, PETCO, Homegoods, Burlington, TJ Maxx	$28.28
	Hasley Canyon Village			CA	Los Angeles-Long Beach-Anaheim	66	66	98.5%			52	Ralphs	$27.00
	Heritage Plaza			CA	Los Angeles-Long Beach-Anaheim	230	230	99.8%			44	Ralphs, CVS, Daiso, Mitsuwa Marketplace, Big 5 Sporting Goods	$44.27
	Laguna Niguel Plaza	GRI	40%	CA	Los Angeles-Long Beach-Anaheim	42	17	100.0%		39	39	CVS,(Albertsons)	$33.23
	Mariposa Shopping Center	GRI	40%	CA	San Jose-Sunnyvale-Santa Clara	127	51	97.4%			43	Safeway, CVS, Ross Dress for Less	$23.78
	Morningside Plaza			CA	Los Angeles-Long Beach-Anaheim	91	91	100.0%			43	Stater Bros.	$26.36
	Navajo Shopping Center	GRI	40%	CA	San Diego-Chula Vista-Carlsbad	102	41	80.6%			44	Albertsons, O'Reilly Auto Parts	$17.31
	Newland Center			CA	Los Angeles-Long Beach-Anaheim	152	152	100.0%			58	Albertsons	$32.97
(2)	Nohl Plaza			CA	Los Angeles-Long Beach-Anaheim	104	104	91.9%			51	Vons	$16.86
	Oakbrook Plaza			CA	Oxnard-Thousand Oaks-Ventura	83	83	88.6%			44	Gelson's Markets, (CVS), (Ace Hardware)	$21.73
(2)	Oakley Shops at Laurel Fields			CA	San Francisco-Oakland-Berkeley	78	78	74.3%			56	Safeway	$24.64
	Oakshade Town Center			CA	Sacramento-Roseville-Folsom	104	104	81.4%			40	Safeway, Sierra	$21.47
	Persimmon Place			CA	San Francisco-Oakland-Berkeley	153	153	97.5%			40	Whole Foods, Nordstrom Rack, Homegoods	$38.02
	Plaza Escuela			CA	San Francisco-Oakland-Berkeley	154	154	92.5%				The Container Store, Trufusion, Talbots, The Cheesecake Factory, Barnes & Noble	$43.89
	Plaza Hermosa			CA	Los Angeles-Long Beach-Anaheim	95	95	100.0%			37	Von's, CVS	$29.33
	Pleasant Hill Shopping Center	GRI	40%	CA	San Francisco-Oakland-Berkeley	227	91	100.0%				Target, Burlington, Ross Dress for Less, Homegoods	$24.93
	Point Loma Plaza	GRI	40%	CA	San Diego-Chula Vista-Carlsbad	205	82	98.6%			50	Von's, Jo-Ann Fabrics, Marshalls, UFC Gym	$22.64
	Potrero Center			CA	San Francisco-Oakland-Berkeley	227	227	70.9%			60	Safeway, 24 Hour Fitness, Ross Dress for Less, Petco	$34.42
	Powell Street Plaza			CA	San Francisco-Oakland-Berkeley	166	166	98.1%			10	Trader Joe's, Bevmo!, Ross Dress For Less, Marshalls, Old Navy	$37.09
	Prairie City Crossing			CA	Sacramento-Roseville-Folsom	90	90	95.1%			55	Safeway	$22.14
	Raley's Supermarket	C	20%	CA	Sacramento-Roseville-Folsom	63	13	100.0%			63	Raley's	$14.00
	Ralphs Circle Center			CA	Los Angeles-Long Beach-Anaheim	60	60	98.5%			35	Ralphs	$21.04
	Rancho San Diego Village	GRI	40%	CA	San Diego-Chula Vista-Carlsbad	153	61	95.4%			40	Smart & Final, 24 Hour Fitness, (Longs Drug)	$26.45

Supplemental Information 26

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

					JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name	JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
Rona Plaza			CA	Los Angeles-Long Beach-Anaheim	52	52	95.9%			37	Superior Super Warehouse	$21.70
San Carlos Marketplace			CA	San Francisco-Oakland-Berkeley	154	154	97.3%				TJ Maxx, Best Buy, PetSmart, Bassett Furniture, Salon Republic	$36.80
Scripps Ranch Marketplace			CA	San Diego-Chula Vista-Carlsbad	132	132	99.1%			57	Vons, CVS	$36.41
San Leandro Plaza			CA	San Francisco-Oakland-Berkeley	50	50	95.3%		38	38	(Safeway), (CVS)	$39.65
Seal Beach	C	20%	CA	Los Angeles-Long Beach-Anaheim	97	19	98.5%			48	Pavilions, CVS	$28.12
Serramonte Center			CA	San Francisco-Oakland-Berkeley	1,072	1,072	98.4%				Buy Buy Baby, Cost Plus World Market, Crunch Fitness, DAISO, Dave & Buster's, Dick's Sporting Goods, Divano Homes, H&M, Macy's, Nordstrom Rack, Old Navy, Party City, Ross Dress for Less, Target, TJ Maxx, Uniqlo, Jagalchi, Koi Palace	$27.87
Shoppes at Homestead			CA	San Jose-Sunnyvale-Santa Clara	116	116	98.2%		53		CVS, Crunch Fitness, (Orchard Supply Hardware)	$26.97
Silverado Plaza	GRI	40%	CA	Napa	85	34	95.7%			32	Nob Hill, CVS	$27.04
Snell & Branham Plaza	GRI	40%	CA	San Jose-Sunnyvale-Santa Clara	92	37	98.5%			53	Safeway	$22.30
Talega Village Center			CA	Los Angeles-Long Beach-Anaheim	102	102	93.9%			46	Ralphs	$22.59
Tassajara Crossing			CA	San Francisco-Oakland-Berkeley	146	146	98.9%			56	Safeway, CVS, Alamo Hardware	$26.61
The Hub Hillcrest Market			CA	San Diego-Chula Vista-Carlsbad	149	149	91.7%			52	Ralphs, Trader Joe's	$43.76
The Marketplace			CA	Sacramento-Roseville-Folsom	111	111	100.0%			35	Safeway, CVS, Petco	$27.79
The Pruneyard			CA	San Jose-Sunnyvale-Santa Clara	260	260	96.7%			13	Trader Joe's, The Sports Basement, Camera Cinemas, Marshalls	$43.57
Tustin Legacy			CA	Los Angeles-Long Beach-Anaheim	112	112	100.0%			44	Stater Bros, CVS	$35.98
Twin Oaks Shopping Center	GRI	40%	CA	Los Angeles-Long Beach-Anaheim	98	39	100.0%			41	Ralphs, Ace Hardware	$26.00
Twin Peaks			CA	San Diego-Chula Vista-Carlsbad	208	208	99.1%			45	Target, Grocer	$24.27
Valencia Crossroads			CA	Los Angeles-Long Beach-Anaheim	173	173	100.0%			35	Whole Foods, Kohl's	$30.03
Village at La Floresta			CA	Los Angeles-Long Beach-Anaheim	87	87	100.0%			37	Whole Foods	$38.64
Von's Circle Center			CA	Los Angeles-Long Beach-Anaheim	151	151	100.0%			45	Von's, Ross Dress for Less, Planet Fitness	$28.58
West Park Plaza			CA	San Jose-Sunnyvale-Santa Clara	88	88	100.0%			25	Safeway, Crunch Fitness	$23.01
Westlake Village Plaza and Center			CA	Oxnard-Thousand Oaks-Ventura	201	201	97.8%			72	Von's, Sprouts, (CVS)	$42.99
Willows Shopping Center			CA	San Francisco-Oakland-Berkeley	233	233	96.4%				REI, UFC Gym, Old Navy, Ulta, Five Below, Airport Home Appliance	$29.20
Woodman Van Nuys			CA	Los Angeles-Long Beach-Anaheim	108	108	100.0%			78	El Super	$17.82
Woodside Central			CA	San Francisco-Oakland-Berkeley	81	81	93.4%		113		Chuck E. Cheese, Marshalls, (Target)	$29.79
Ygnacio Plaza	GRI	40%	CA	San Francisco-Oakland-Berkeley	110	44	91.4%				Sports Basement,TJ Maxx	$42.54
			CA		10,690	9,263	95.5%	95.6%	439	2,648		$30.49
Applewood Shopping Ctr	GRI	40%	CO	Denver-Aurora-Lakewood	360	144	96.1%			71	Applejack Liquors, Hobby Lobby, Homegoods, King Soopers, PetSmart, Sierra Trading Post, Ulta, Three Little Mingos	$16.86
Alcove On Arapahoe	GRI	40%	CO	Boulder	159	64	94.9%			44	Petco, HomeGoods, Jo-Ann Fabrics, Safeway, Ulta Salon	$20.16
Belleview Square			CO	Denver-Aurora-Lakewood	117	117	97.9%			65	King Soopers	$22.52
Boulevard Center			CO	Denver-Aurora-Lakewood	77	77	94.5%		53	53	Eye Care Specialists, (Safeway)	$33.13
Buckley Square			CO	Denver-Aurora-Lakewood	116	116	96.4%			62	Ace Hardware, King Soopers	$12.56
Centerplace of Greeley III			CO	Greeley	119	119	95.3%				Hobby Lobby, Best Buy, TJ Maxx	$12.47
Cherrywood Square Shop Ctr	GRI	40%	CO	Denver-Aurora-Lakewood	97	39	100.0%			72	King Soopers	$13.23
Crossroads Commons	C	20%	CO	Boulder	143	29	95.8%			66	Whole Foods, Barnes & Noble	$30.98
Crossroads Commons II	C	20%	CO	Boulder	18	4	100.0%				(Whole Foods), (Barnes & Noble)	$41.90
Falcon Marketplace			CO	Colorado Springs	22	22	100.0%		184	50	(Wal-Mart)	$26.83
Hilltop Village			CO	Denver-Aurora-Lakewood	101	101	97.3%			66	King Soopers	$13.21
Littleton Square			CO	Denver-Aurora-Lakewood	99	99	92.4%			78	King Soopers	$10.26
Lloyd King Center			CO	Denver-Aurora-Lakewood	83	83	100.0%			61	King Soopers	$12.65
Marketplace at Briargate			CO	Colorado Springs	29	29	100.0%		66	66	(King Soopers)	$36.82
Monument Jackson Creek			CO	Colorado Springs	85	85	100.0%			70	King Soopers	$13.36
Ralston Square Shopping Center	GRI	40%	CO	Denver-Aurora-Lakewood	83	33	98.5%			55	King Soopers	$16.62
Shops at Quail Creek			CO	Denver-Aurora-Lakewood	38	38	100.0%		100	100	(King Soopers)	$28.39
Stroh Ranch			CO	Denver-Aurora-Lakewood	93	93	100.0%			70	King Soopers	$14.64
Woodmen Plaza			CO	Colorado Springs	116	116	97.6%			70	King Soopers	$14.13
			CO		1,955	1,408	97.1%	97.1%	403	1,119		$17.26

Supplemental Information 27

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	22 Crescent Road			CT	Bridgeport-Stamford-Norwalk	4	4	100.0%				-	$69.00
(2)	25 Valley Drive			CT	Bridgeport-Stamford-Norwalk	18	18	100.0%				-	$46.66
(2)	321-323 Railroad Ave			CT	Bridgeport-Stamford-Norwalk	21	21	100.0%				-	$38.85
(2)	470 Main Street			CT	Bridgeport-Stamford-Norwalk	23	23	97.9%				-	$29.64
(2)	530 Old Post Rd			CT	Bridgeport-Stamford-Norwalk	8	8	75.0%				-	$43.25
(2)	7 Riversville			CT	Bridgeport-Stamford-Norwalk	11	11	80.9%				-	$41.05
	91 Danbury Road			CT	Bridgeport-Stamford-Norwalk	5	5	100.0%				-	$29.86
(2)	970 High Ridge Center			CT	Bridgeport-Stamford-Norwalk	27	27	89.6%				BevMax	$36.33
(2)	Airport Plaza			CT	Bridgeport-Stamford-Norwalk	33	33	90.5%				-	$31.18
(2)	Aldi Square			CT	New Haven-Milford	38	38	100.0%			19	Aldi	$16.33
(2)	Bethel Hub Center			CT	Bridgeport-Stamford-Norwalk	31	31	60.8%			14	La Placita Bethel Market	$14.96
	Black Rock	M	80%	CT	Bridgeport-Stamford-Norwalk	98	98	94.7%				Old Navy, The Clubhouse	$30.20
	Brick Walk	M	80%	CT	Bridgeport-Stamford-Norwalk	122	122	98.9%				-	$46.89
	Brookside Plaza			CT	Hartford-E Hartford-Middletown	226	226	95.8%			60	Burlington Coat Factory, PetSmart, ShopRite, Staples, TJ Maxx, LL Bean	$16.47
	Compo Acres Shopping Center			CT	Bridgeport-Stamford-Norwalk	43	43	95.9%			12	Trader Joe's	$57.43
(2)	Compo Shopping Center			CT	Bridgeport-Stamford-Norwalk	76	76	89.6%			76	CVS	$52.37
	Copps Hill Plaza			CT	Bridgeport-Stamford-Norwalk	173	173	87.3%			59	Stop & Shop, Homegoods, Marshalls, Rite Aid, Michael's	$22.11
	Corbin's Corner	GRI	40%	CT	Hartford-E Hartford-Middletown	189	75	98.1%			10	Best Buy, Edge Fitness, Old Navy, The Tile Shop, Total Wine and More, Trader Joe's	$32.36
(2)	Cos Cob Commons			CT	Bridgeport-Stamford-Norwalk	48	48	84.3%				CVS	$54.27
(2)	Cos Cob Plaza			CT	Bridgeport-Stamford-Norwalk	15	15	93.4%				-	$54.30
	Danbury Green			CT	Bridgeport-Stamford-Norwalk	124	124	100.0%			12	Trader Joe's, Hilton Garden Inn, DSW, Staples, Rite Aid, Warehouse Wines & Liquors	$26.94
(2)	Danbury Square			CT	Bridgeport-Stamford-Norwalk	194	194	96.9%				Ocean State Job Lot, Planet Fitness, Elicit Brewing Company, Hobby Lobby	$12.67
	Darinor Plaza			CT	Bridgeport-Stamford-Norwalk	153	153	100.0%				Kohl's, Old Navy, Party City	$20.53
	Fairfield Center	M	80%	CT	Bridgeport-Stamford-Norwalk	95	95	87.1%				Fairfield University Bookstore, Merril Lynch	$34.70
(2)	Fairfield Crossroads			CT	Bridgeport-Stamford-Norwalk	62	62	100.0%				Marshalls, DSW	$25.28
(2)	Greenwich Commons			CT	Bridgeport-Stamford-Norwalk	10	10	100.0%				-	$90.13
(2)	High Ridge Center	M	100%	CT	Bridgeport-Stamford-Norwalk	91	91	70.3%			13	Trader Joe's	$57.11
(2)	Knotts Landing			CT	Bridgeport-Stamford-Norwalk	3	3	100.0%				-	$76.05
(2)	Main & Bailey			CT	Bridgeport-Stamford-Norwalk	62	62	88.9%				-	$27.76
(2)	New Milford Plaza			CT	Torrington	235	235	98.9%				Walmart, Stop & Shop, Club 24, Dollar Tree	$9.09
(2)	Newfield Green			CT	Bridgeport-Stamford-Norwalk	74	74	91.2%			31	Grade A Market, CVS	$39.79
(2)	Old Greenwich CVS	M	100%	CT	Bridgeport-Stamford-Norwalk	8	8	100.0%				-	$45.00
(2)	Old Kings Market (fka Goodwives Shopping Center)			CT	Bridgeport-Stamford-Norwalk	96	96	88.5%			42	Stop & Shop	$41.69
(2)	Orange Meadows			CT	New Haven-Milford	78	78	100.0%			12	Trader Joe's, TJMaxx, Bob's Discount Furniture, Ulta	$24.17
	Post Road Plaza			CT	Bridgeport-Stamford-Norwalk	20	20	100.0%			11	Trader Joe's	$59.79
(2)	Ridgeway Shopping Center			CT	Bridgeport-Stamford-Norwalk	365	365	91.3%			72	Stop & Shop, LA Fitness, Marshalls, Michael's, Staples, Old Navy, ULTA, Party City	$31.38
(2)	Shelton Square			CT	Bridgeport-Stamford-Norwalk	189	189	99.1%			68	Stop & Shop, Homegoods, Hawley Lane, Edge Fitness	$19.60
	Southbury Green			CT	New Haven-Milford	156	156	88.7%			60	ShopRite, Homegoods	$22.43
(2)	Station Centre @ Old Greenwich			CT	Bridgeport-Stamford-Norwalk	39	39	94.6%			18	Kings Food Markets	$36.78
(2)	Sunny Valley Shops			CT	Torrington	72	72	88.2%				Staples, Planet Fitness	$12.46
(2)	The Dock-Dockside			CT	Bridgeport-Stamford-Norwalk	278	278	99.5%			60	Stop & Shop, BJ's Whole Sale, Edge Fitness, West Marine, Petco, Dollar Tree, Osaka Hibachi	$19.81
	The Hub at Norwalk (fka Walmart Norwalk)			CT	Bridgeport-Stamford-Norwalk	146	146	100.0%				HomeGoods, Target	$23.66
(2)	The Shops at Stone Bridge			CT	New Haven-Milford	155	155	74.0%			40	Whole Foods, TJ Maxx, Barnes & Noble	$28.61
(2)	Veterans Plaza			CT	Torrington	80	80	100.0%			55	Big Y World Class Market, BevMax	$12.32
(2)	Westport Collection (fka Greens Farms Plaza)			CT	Bridgeport-Stamford-Norwalk	40	40	51.3%				BevMax	$26.36
	Westport Row			CT	Bridgeport-Stamford-Norwalk	95	95	100.0%			22	The Fresh Market, Pottery Barn	$45.36

Supplemental Information 28

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

					JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name	JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
			CT		4,129	4,015	93.1%	93.9%	0	766		$27.10
Shops at The Columbia			DC	Washington-Arlington-Alexandri	23	23	100.0%			12	Trader Joe's	$38.48
Spring Valley Shopping Center	GRI	40%	DC	Washington-Arlington-Alexandri	17	7	100.0%				-	$103.05
			DC		40	30	100.0%	100.0%	0	12		$53.24
Pike Creek			DE	Philadelphia-Camden-Wilmington	229	229	97.1%			49	Acme Markets, Edge Fitness, Pike Creek Community Hardware	$17.46
Shoppes of Graylyn	GRI	40%	DE	Philadelphia-Camden-Wilmington	64	26	94.6%				Rite Aid	$25.93
			DE		294	255	96.8%	96.8%	0	49		$18.30
Alafaya Village			FL	Orlando-Kissimmee-Sanford	39	39	100.0%				-	$26.64
Anastasia Plaza			FL	Jacksonville	102	102	96.2%			49	Publix	$16.22
Atlantic Village			FL	Jacksonville	110	110	100.0%				LA Fitness, Pet Supplies Plus	$19.35
Avenida Biscayne			FL	Miami-Ft Lauderdale-PompanoBch	142	142	86.2%			45	DSW, Jewelry Exchange, Old Navy, The Fresh Market	$55.24
Aventura Shopping Center			FL	Miami-Ft Lauderdale-PompanoBch	97	97	100.0%			49	CVS, Publix	$39.97
Banco Popular Building			FL	Miami-Ft Lauderdale-PompanoBch	5	5	100.0%				-	$92.31
Berkshire Commons			FL	Naples-Marco Island	110	110	98.5%			66	Publix, Walgreens	$15.88
Bird 107 Plaza			FL	Miami-Ft Lauderdale-PompanoBch	40	40	100.0%				Walgreens	$22.71
Bird Ludlam			FL	Miami-Ft Lauderdale-PompanoBch	192	192	98.2%			44	CVS, Goodwill, Winn-Dixie	$26.67
Bloomingdale Square			FL	Tampa-St Petersburg-Clearwater	252	252	98.4%			48	Bealls, Dollar Tree, Home Centric, LA Fitness, Publix	$20.92
Boca Village Square			FL	Miami-Ft Lauderdale-PompanoBch	92	92	100.0%			36	CVS, Publix	$23.80
Boynton Lakes Plaza			FL	Miami-Ft Lauderdale-PompanoBch	110	110	95.9%			46	Citi Trends, Pet Supermarket, Publix	$17.52
Boynton Plaza			FL	Miami-Ft Lauderdale-PompanoBch	105	105	100.0%			54	CVS, Publix	$21.76
Brooklyn Station on Riverside			FL	Jacksonville	50	50	100.0%			20	The Fresh Market	$29.21
Caligo Crossing			FL	Miami-Ft Lauderdale-PompanoBch	11	11	100.0%		98		(Kohl's)	$46.60
Carriage Gate			FL	Tallahassee	73	73	100.0%			13	Trader Joe's, TJ Maxx	$26.08
Cashmere Corners			FL	Port St. Lucie	86	86	100.0%			44	WalMart	$15.12
Charlotte Square			FL	Punta Gorda	91	91	92.1%			44	WalMart, Buffet City	$11.86
Chasewood Plaza			FL	Miami-Ft Lauderdale-PompanoBch	152	152	97.1%			54	Publix, Pet Smart	$28.87
Concord Shopping Plaza			FL	Miami-Ft Lauderdale-PompanoBch	309	309	97.5%			78	Big Lots, Dollar Tree, Home Depot, Winn-Dixie, YouFit Health Club	$14.69
Coral Reef Shopping Center			FL	Miami-Ft Lauderdale-PompanoBch	75	75	98.7%			25	Aldi, Walgreens	$33.88
Corkscrew Village			FL	Cape Coral-Fort Myers	82	82	97.8%			51	Publix	$15.79
Country Walk Plaza			FL	Miami-Ft Lauderdale-PompanoBch	101	101	96.5%			40	Publix, CVS	$23.48
Countryside Shops			FL	Miami-Ft Lauderdale-PompanoBch	193	193	73.8%			46	Publix, Ross Dress for Less	$26.33
Courtyard Shopping Center			FL	Jacksonville	137	137	100.0%		63	63	Target, (Publix)	$3.68
East San Marco			FL	Jacksonville	59	59	100.0%			39	Publix	$28.47
Fleming Island			FL	Jacksonville	136	136	97.4%		130	48	Publix, PETCO, Planet Fitness, (Target)	$17.87
Fountain Square			FL	Miami-Ft Lauderdale-PompanoBch	177	177	99.2%		140	46	Publix, Ross Dress for Less, TJ Maxx, Ulta, (Target)	$29.35
Gardens Square			FL	Miami-Ft Lauderdale-PompanoBch	90	90	100.0%			42	Publix	$19.93
Shoppes of Grande Oak			FL	Cape Coral-Fort Myers	79	79	100.0%			54	Publix	$18.48
Greenwood Shopping Centre			FL	Miami-Ft Lauderdale-PompanoBch	133	133	98.7%			50	Publix, Bealls	$18.06
Hammocks Town Center			FL	Miami-Ft Lauderdale-PompanoBch	187	187	97.3%		86	40	CVS, Goodwill, Publix, Metro-Dade Public Library, YouFit Health Club, (Kendall Ice Arena)	$19.64
Hibernia Pavilion			FL	Jacksonville	51	51	100.0%			39	Publix	$16.59
John's Creek Center	C	20%	FL	Jacksonville	82	16	100.0%			45	Publix	$17.00
Julington Village	C	20%	FL	Jacksonville	82	16	100.0%			51	Publix, (CVS)	$17.97
Kirkman Shoppes			FL	Orlando-Kissimmee-Sanford	116	116	100.0%				LA Fitness, Walgreens	$26.95
Lake Mary Centre			FL	Orlando-Kissimmee-Sanford	356	356	95.8%			25	The Fresh Market, Academy Sports, Hobby Lobby, LA Fitness, Ross Dress for Less, Office Depot	$18.64
Mandarin Landing			FL	Jacksonville	140	140	100.0%			50	Whole Foods, Aveda Institute, Baptist Health, Cooper's Hawk	$22.51
Millhopper Shopping Center			FL	Gainesville	80	80	97.7%			46	Publix	$19.57
Naples Walk			FL	Naples-Marco Island	125	125	94.4%			51	Publix	$19.65
Newberry Square			FL	Gainesville	181	181	88.8%			40	Publix, Floor & Décor, Dollar Tree	$10.64

Supplemental Information 29

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

					JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name	JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
Nocatee Town Center			FL	Jacksonville	114	114	100.0%			54	Publix	$23.77
Northgate Square			FL	Tampa-St Petersburg-Clearwater	75	75	100.0%			48	Publix	$17.10
Oakleaf Commons			FL	Jacksonville	77	77	96.3%			46	Publix	$17.16
Ocala Corners			FL	Tallahassee	93	93	94.2%			61	Publix	$14.74
Old St Augustine Plaza			FL	Jacksonville	248	248	100.0%			52	Publix, Burlington Coat Factory, Hobby Lobby, LA Fitness, Ross Dress for Less	$11.52
Pablo Plaza			FL	Jacksonville	162	162	100.0%			34	Whole Foods, Office Depot, Marshalls, HomeGoods, PetSmart	$19.29
Pavilion			FL	Naples-Marco Island	168	168	99.0%				LA Fitness, Paragon Theaters, J. Lee Salon Suites	$24.74
Pine Island			FL	Miami-Ft Lauderdale-PompanoBch	255	255	84.5%			40	Publix, YouFit Health Club, Floor and Décor, Advanced Veterinary Care Center	$17.20
Pine Ridge Square			FL	Miami-Ft Lauderdale-PompanoBch	118	118	98.7%			17	The Fresh Market, Marshalls, Ulta, Nordstrom Rack	$22.63
Pine Tree Plaza			FL	Jacksonville	63	63	100.0%			38	Publix	$15.63
Pinecrest Place			FL	Miami-Ft Lauderdale-PompanoBch	70	70	98.3%		173	47	Whole Foods, (Target)	$43.78
Plaza Venezia	C	20%	FL	Orlando-Kissimmee-Sanford	203	41	97.1%			51	Publix, Eddie V's	$34.93
Point Royale Shopping Center			FL	Miami-Ft Lauderdale-PompanoBch	202	202	99.1%			45	Winn-Dixie, Burlington Coat Factory, Pasteur Medical Center, Planet Fitness, Rana Furniture	$16.97
Prosperity Centre			FL	Miami-Ft Lauderdale-PompanoBch	124	124	69.6%				Office Depot, TJ Maxx, CVS, Homesense	$26.69
Regency Square			FL	Tampa-St Petersburg-Clearwater	352	352	98.4%		66		AMC Theater, Dollar Tree, Five Below, Marshalls, Michael's, PETCO, Shoe Carnival, TJ Maxx, Ulta, Old Navy, (Best Buy), (Macdill)	$21.20
Ryanwood Square			FL	Sebastian-Vero Beach	115	115	93.3%			40	Publix, Beall's, Harbor Freight Tools	$12.55
Sawgrass Promenade			FL	Miami-Ft Lauderdale-PompanoBch	107	107	89.9%			36	Publix, Walgreens, Dollar Tree	$15.53
Seminole Shoppes	O	50%	FL	Jacksonville	87	44	100.0%			54	Publix	$24.88
Sheridan Plaza			FL	Miami-Ft Lauderdale-PompanoBch	507	507	92.0%			66	Publix, Kohl's, LA Fitness, Ross Dress for Less, Pet Supplies Plus, Burlington, Marshalls	$20.53
Shoppes @ 104			FL	Miami-Ft Lauderdale-PompanoBch	121	121	98.5%			46	Fresco y Mas, CVS	$20.74
Shoppes at Bartram Park	O	50%	FL	Jacksonville	135	67	100.0%		97	45	Publix, (Kohl's), (Tutor Time)	$23.57
Shoppes at Lago Mar			FL	Miami-Ft Lauderdale-PompanoBch	83	83	94.3%			42	Publix, YouFit Health Club	$17.06
Shoppes at Sunlake Centre			FL	Tampa-St Petersburg-Clearwater	117	117	100.0%			46	Publix	$25.93
Shoppes of Jonathan's Landing			FL	Miami-Ft Lauderdale-PompanoBch	27	27	94.2%		54	54	(Publix)	$31.82
Shoppes of Oakbrook			FL	Miami-Ft Lauderdale-PompanoBch	183	183	58.6%			44	Publix, Duffy's Sports Bar, CVS	$22.58
Shoppes of Pebblebrook Plaza	O	50%	FL	Naples-Marco Island	80	40	97.0%			61	Publix, (Walgreens)	$16.90
Shoppes of Silver Lakes			FL	Miami-Ft Lauderdale-PompanoBch	127	127	100.0%			48	Publix, Goodwill	$21.81
Shoppes of Sunset			FL	Miami-Ft Lauderdale-PompanoBch	22	22	81.9%				-	$28.93
Shoppes of Sunset II			FL	Miami-Ft Lauderdale-PompanoBch	28	28	93.4%				-	$24.93
Shops at John's Creek			FL	Jacksonville	15	15	100.0%				-	$28.24
Shops at Skylake			FL	Miami-Ft Lauderdale-PompanoBch	287	287	97.6%			51	Publix, LA Fitness, TJ Maxx, Goodwill, Pasteur Medical	$26.16
South Beach Regional			FL	Jacksonville	305	305	96.5%			13	Trader Joe's, Home Depot, Ross Dress for Less, Staples, Nordstrom Rack, TJ Maxx	$18.20
South Point			FL	Sebastian-Vero Beach	72	72	100.0%			45	Publix	$16.10
Starke			FL	Jacksonville	13	13	100.0%				CVS	$27.05
Suncoast Crossing			FL	Tampa-St Petersburg-Clearwater	118	118	100.0%		143		Kohl's, (Target)	$7.59
The Plaza at St. Lucie West			FL	Port St. Lucie	27	27	86.3%				-	$28.13
The Village at Hunter's Lake			FL	Tampa-St Petersburg-Clearwater	72	72	100.0%			29	Sprouts	$28.83
Town and Country			FL	Orlando-Kissimmee-Sanford	78	78	100.0%				Ross Dress for Less	$11.84
Town Square			FL	Tampa-St Petersburg-Clearwater	44	44	100.0%				PETCO, Barnes & Noble	$36.20
Treasure Coast Plaza			FL	Sebastian-Vero Beach	134	134	100.0%			59	Publix, TJ Maxx	$19.48
Unigold Shopping Center			FL	Orlando-Kissimmee-Sanford	115	115	90.1%			31	YouFit Health Club, Ross Dress for Less	$15.84
University Commons			FL	Miami-Ft Lauderdale-PompanoBch	180	180	100.0%			51	Whole Foods, Nordstrom Rack, Barnes & Noble, Bed Bath & Beyond	$35.16
Village Center			FL	Tampa-St Petersburg-Clearwater	186	186	100.0%			50	Publix, PGA Tour Superstore, Walgreens	$23.24

Supplemental Information 30

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

					JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name	JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
Waterstone Plaza			FL	Miami-Ft Lauderdale-PompanoBch	61	61	100.0%			46	Publix	$18.43
Welleby Plaza			FL	Miami-Ft Lauderdale-PompanoBch	110	110	98.9%			47	Publix, Dollar Tree	$15.47
Wellington Town Square			FL	Miami-Ft Lauderdale-PompanoBch	108	108	97.4%			45	Publix, CVS	$25.90
West Bird Plaza			FL	Miami-Ft Lauderdale-PompanoBch	99	99	97.9%			38	Publix	$27.74
West Lake Shopping Center			FL	Miami-Ft Lauderdale-PompanoBch	101	101	98.6%			46	Fresco y Mas, CVS	$23.26
Westchase			FL	Tampa-St Petersburg-Clearwater	79	79	100.0%			51	Publix	$18.22
Westport Plaza			FL	Miami-Ft Lauderdale-PompanoBch	47	47	100.0%			28	Publix	$23.51
Willa Springs			FL	Orlando-Kissimmee-Sanford	90	90	100.0%			44	Publix	$25.07
			FL		11,233	10,789	95.8%	95.8%	1,049	3,372		$21.34
Ashford Place			GA	Atlanta-SandySprings-Alpharett	53	53	100.0%				Harbor Freight Tools	$26.54
Briarcliff La Vista			GA	Atlanta-SandySprings-Alpharett	43	43	80.0%				Michael's	$19.82
Ashford Place			GA	Atlanta-SandySprings-Alpharett	53	53	100.0%				Harbor Freight Tools	$26.54
Briarcliff La Vista			GA	Atlanta-SandySprings-Alpharett	43	43	80.0%				Michael's	$19.82
Briarcliff Village			GA	Atlanta-SandySprings-Alpharett	189	189	100.0%			43	Burlington, Party City, Publix, Shoe Carnival, TJ Maxx	$17.71
Bridgemill Market			GA	Atlanta-SandySprings-Alpharett	89	89	95.0%			38	Publix	$19.29
Brighten Park			GA	Atlanta-SandySprings-Alpharett	137	137	92.5%			25	Lidl, Big Blue Swim School, Kohl's	$28.85
Buckhead Court			GA	Atlanta-SandySprings-Alpharett	49	49	95.7%				-	$33.29
Buckhead Landing			GA	Atlanta-SandySprings-Alpharett	152	152	96.3%			56	Binders Art Supplies & Frames, Publix, Golf Galaxy	$32.87
Buckhead Station			GA	Atlanta-SandySprings-Alpharett	234	234	93.2%				Cost Plus World Market, DSW Warehouse, Nordstrom Rack, Old Navy, Saks Off 5th, TJ Maxx, Ulta, Bloomingdale's Outlet	$27.35
Cambridge Square			GA	Atlanta-SandySprings-Alpharett	73	73	98.7%			41	Publix	$24.06
Chastain Square			GA	Atlanta-SandySprings-Alpharett	92	92	100.0%			37	Publix	$24.74
Cornerstone Square			GA	Atlanta-SandySprings-Alpharett	80	80	100.0%			18	Aldi, Barking Hound Village, CVS, HealthMarkets Insurance	$19.50
Sope Creek Crossing			GA	Atlanta-SandySprings-Alpharett	99	99	98.1%			45	Publix	$17.51
Dunwoody Hall			GA	Atlanta-SandySprings-Alpharett	86	86	100.0%			44	Publix	$22.14
Dunwoody Village			GA	Atlanta-SandySprings-Alpharett	121	121	97.2%			18	The Fresh Market, Walgreens, Dunwoody Prep	$23.20
Howell Mill Village			GA	Atlanta-SandySprings-Alpharett	92	92	100.0%			31	Publix	$25.85
Paces Ferry Plaza			GA	Atlanta-SandySprings-Alpharett	82	82	100.0%			30	Whole Foods	$42.61
Powers Ferry Square			GA	Atlanta-SandySprings-Alpharett	99	99	100.0%				HomeGoods, PETCO	$36.69
Powers Ferry Village			GA	Atlanta-SandySprings-Alpharett	69	69	100.0%			48	Publix, Barrel Town	$10.68
Russell Ridge			GA	Atlanta-SandySprings-Alpharett	108	108	95.9%			63	Kroger	$13.34
Sandy Springs			GA	Atlanta-SandySprings-Alpharett	113	113	98.9%			12	Trader Joe's, Fox's, Peter Glenn Ski & Sports	$28.29
The Shops at Hampton Oaks			GA	Atlanta-SandySprings-Alpharett	21	21	93.3%				(CVS)	$13.69
Williamsburg at Dunwoody			GA	Atlanta-SandySprings-Alpharett	45	45	98.2%				-	$26.07
			GA		2,125	2,125	97.1%	97.1%	0	551		$24.74
Civic Center Plaza	GRI	40%	IL	Chicago-Naperville-Elgin	265	106	100.0%			87	Super H Mart, Home Depot, O'Reilly Automotive, King Spa	$11.23
Clybourn Commons			IL	Chicago-Naperville-Elgin	32	32	89.9%				PETCO	$37.98
Glen Oak Plaza			IL	Chicago-Naperville-Elgin	63	63	100.0%			12	Trader Joe's, Walgreens, Northshore University Healthsystems	$28.00

Supplemental Information 31

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	Hinsdale Lake Commons			IL	Chicago-Naperville-Elgin	185	185	96.7%			57	Whole Foods, Goodwill, Charter Fitness, Petco	$16.96
	Mellody Farm			IL	Chicago-Naperville-Elgin	259	259	98.6%			45	Whole Foods, Nordstrom Rack, REI, HomeGoods, Barnes & Noble, West Elm	$31.81
	Naperville Plaza	C	20%	IL	Chicago-Naperville-Elgin	115	23	100.0%			39	Casey's Foods, Trader Joe's, Oswald's Pharmacy	$27.56
(2)	Old Town Square	C	20%	IL	Chicago-Naperville-Elgin	87	17	97.5%			67	Jewel-Osco	$27.16
	Riverside Sq & River's Edge	GRI	40%	IL	Chicago-Naperville-Elgin	169	68	100.0%			74	Mariano's Fresh Market, Dollar Tree, Party City, Blink Fitness	$19.08
	Roscoe Square	GRI	40%	IL	Chicago-Naperville-Elgin	140	56	100.0%			51	Mariano's Fresh Market, Walgreens, Altitude Trampoline Park	$24.88
	Westchester Commons			IL	Chicago-Naperville-Elgin	143	143	93.5%			80	Mariano's Fresh Market, Goodwill	$18.49
	Willow Festival			IL	Chicago-Naperville-Elgin	404	404	91.6%			60	Whole Foods, Lowe's, CVS, HomeGoods, REI, Ulta	$19.45
				IL		1,862	1,355	95.8%	95.8%	0	572		$22.05
	Shops on Main	M	94%	IN	Chicago-Naperville-Elgin	289	289	100.0%			40	Whole Foods, Dick's Sporting Goods, Ross Dress for Less, HomeGoods, DSW, Nordstrom Rack, Marshalls	$17.74
	Willow Lake Shopping Center	GRI	40%	IN	Indianapolis-Carmel-Anderson	86	34	86.4%		64	64	Indiana Bureau of Motor Vehicles, Snipes USA, (Kroger)	$18.01
	Willow Lake West Shopping Center	GRI	40%	IN	Indianapolis-Carmel-Anderson	53	21	100.0%			12	Trader Joe's	$28.50
				IN		428	345	98.6%	98.6%	64	116		$18.44
	Fellsway Plaza	M	75%	MA	Boston-Cambridge-Newton	158	158	98.0%			61	Stop & Shop, Planet Fitness, BioLife Plasma Services	$27.36
	Shaw's at Plymouth			MA	Boston-Cambridge-Newton	60	60	100.0%			60	Shaw's	$19.34
	Shops at Saugus			MA	Boston-Cambridge-Newton	87	87	100.0%			11	Trader Joe's, La-Z-Boy, PetSmart	$32.02
	Star's at Cambridge			MA	Boston-Cambridge-Newton	66	66	100.0%			66	Star Market	$41.18
	Star's at West Roxbury			MA	Boston-Cambridge-Newton	76	76	100.0%			55	Shaw's	$27.69
	The Abbot			MA	Boston-Cambridge-Newton	64	64	71.9%				Center for Effective Alturism	$99.27
(2)	The Longmeadow Shops			MA	Springfield, MA	99	99	99.7%				CVS	$31.58
	Twin City Plaza			MA	Boston-Cambridge-Newton	285	285	100.0%			63	Shaw's, Marshall's, Extra Space Storage, Walgreens, K&G Fashion, Dollar Tree, Everfitness, Formlabs	$23.54
				MA		895	895	97.6%	97.6%	0	315		$31.38
	Burnt Mills	C	20%	MD	Washington-Arlington-Alexandri	31	6	100.0%			9	Trader Joe's	$41.66
	Cloppers Mill Village	GRI	40%	MD	Washington-Arlington-Alexandri	137	55	94.5%			70	Shoppers Food Warehouse, Dollar Tree	$19.88
	Festival at Woodholme	GRI	40%	MD	Baltimore-Columbia-Towson	81	32	98.0%			10	Trader Joe's	$41.28
	Firstfield Shopping Center	GRI	40%	MD	Washington-Arlington-Alexandri	22	9	100.0%				-	$45.11
	Parkville Shopping Center	GRI	40%	MD	Baltimore-Columbia-Towson	165	66	95.8%			41	Giant, Parkville Lanes, Dollar Tree, Petco, The Cellar Parkville	$17.59
	Southside Marketplace	GRI	40%	MD	Baltimore-Columbia-Towson	125	50	94.7%			44	Giant	$25.40
	Takoma Park	GRI	40%	MD	Washington-Arlington-Alexandri	107	43	98.2%			64	Planet Fitness	$15.45
	Village at Lee Airpark			MD	Baltimore-Columbia-Towson	118	118	97.8%		75	63	Giant, (Sunrise)	$31.63
	Watkins Park Plaza	GRI	40%	MD	Washington-Arlington-Alexandri	111	45	98.5%				LA Fitness, CVS	$30.22
	Westbard Square			MD	Washington-Arlington-Alexandri	171	171	98.2%			55	Giant, Bowlmor AMF	$39.44
	Woodmoor Shopping Center	GRI	40%	MD	Washington-Arlington-Alexandri	68	27	96.3%				CVS	$38.52
				MD		1,137	622	97.3%		75	357		$30.57
	Apple Valley Square			MN	Minneapol-St. Paul-Bloomington	179	179	78.7%		87		Jo-Ann Fabrics, PETCO, Savers,(Burlington Coat Factory), (Aldi)	$18.82
	Cedar Commons			MN	Minneapol-St. Paul-Bloomington	66	66	100.0%			50	Whole Foods	$28.95
	Colonial Square	GRI	40%	MN	Minneapol-St. Paul-Bloomington	93	37	100.0%			44	Lund's	$28.16
	Rockford Road Plaza	GRI	40%	MN	Minneapol-St. Paul-Bloomington	204	82	99.4%				Kohl's, PetSmart, HomeGoods, TJ Maxx, ULTA	$14.58
	Rockridge Center	C	20%	MN	Minneapol-St. Paul-Bloomington	125	25	98.3%			89	CUB Foods	$14.81
				MN		668	390	89.9%	89.9%	87	183		$20.46
	Brentwood Plaza			MO	St. Louis	60	60	92.6%			52	Schnucks	$10.43
	Bridgeton			MO	St. Louis	71	71	100.0%		130	63	Schnucks, (Home Depot)	$12.96
	Dardenne Crossing			MO	St. Louis	67	67	100.0%			63	Schnucks	$11.83
	Kirkwood Commons			MO	St. Louis	210	210	100.0%		258	136	Walmart, TJ Maxx, HomeGoods, Famous Footwear, (Target), (Lowe's)	$10.41
				MO		408	408	98.9%	98.9%	388	314		$11.09

Supplemental Information 32

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	Blakeney Town Center			NC	Charlotte-Concord-Gastonia	384	384	97.9%		124		Harris Teeter, Marshalls, Best Buy, Petsmart, Off Broadway Shoes, Old Navy, (Target)	$27.37
	Carmel Commons			NC	Charlotte-Concord-Gastonia	146	146	100.0%			14	Chuck E. Cheese, The Fresh Market, Party City, Edwin Watts Golf	$24.55
	Cochran Commons	C	20%	NC	Charlotte-Concord-Gastonia	66	13	100.0%		15	42	Harris Teeter, (Walgreens)	$18.11
	Market at Colonnade Center			NC	Raleigh-Cary	58	58	100.0%			40	Whole Foods	$28.87
	Glenwood Village			NC	Raleigh-Cary	43	43	88.8%			28	Harris Teeter	$17.62
	Holly Park			NC	Raleigh-Cary	158	158	99.0%			12	DSW Warehouse, Trader Joe's, Ross Dress For Less, Staples, US Fitness Products, Jerry's Artarama, Pet Supplies Plus, Ulta	$21.29
	Lake Pine Plaza			NC	Raleigh-Cary	88	88	100.0%			58	Harris Teeter	$14.69
	Midtown East	O	50%	NC	Raleigh-Cary	159	79	100.0%			120	Wegmans	$24.66
	Ridgewood Shopping Center	C	20%	NC	Raleigh-Cary	94	19	89.9%			30	Whole Foods, Walgreens	$28.91
	Shops at Erwin Mill	M	55%	NC	Durham-Chapel Hill	91	91	100.0%			53	Harris Teeter	$20.63
	Shoppes of Kildaire	GRI	40%	NC	Raleigh-Cary	145	58	100.0%			46	Trader Joe's, Aldi, Staples, Barnes & Noble	$21.55
	Southpoint Crossing			NC	Durham-Chapel Hill	103	103	100.0%			59	Harris Teeter	$18.40
	Sutton Square	C	20%	NC	Raleigh-Cary	101	20	97.0%			24	The Fresh Market	$22.38
	Village District	C	30%	NC	Raleigh-Cary	602	181	99.1%			87	Harris Teeter, The Fresh Market, The Oberlin, Wake Public Library, Walgreens, Talbots, Great Outdoor Provision Co., York Properties,The Cheshire Cat Gallery, Crunch Fitness Select Club, Bailey's Fine Jewelry, Sephora, Barnes & Noble, Goodnight's Comedy Club, Ballard Designs	$26.27
	Village Plaza	C	20%	NC	Durham-Chapel Hill	73	15	100.0%			42	Whole Foods	$25.77
	Willow Oaks			NC	Charlotte-Concord-Gastonia	65	65	100.0%			49	Publix	$18.15
	Woodcroft Shopping Center			NC	Durham-Chapel Hill	90	90	97.1%			41	Food Lion, ACE Hardware	$14.91
				NC		2,466	1,610	98.7%	98.7%	139	744		$22.99
(2)	Bloomfield Crossing			NJ	New York-Newark-Jersey City	59	59	100.0%			34	Superfresh	$15.29
(2)	Boonton ACME Shopping Center			NJ	New York-Newark-Jersey City	63	63	97.1%			49	Acme Markets	$24.29
(2)	Cedar Hill Shopping Center			NJ	New York-Newark-Jersey City	43	43	100.0%				Walgreens	$31.09
(2)	Chestnut Ridge Shopping Center	O	50%	NJ	New York-Newark-Jersey City	76	38	92.2%			19	Fresh Market, Drop Fitness	$30.92
	Chimney Rock			NJ	New York-Newark-Jersey City	218	218	98.8%			50	Whole Foods, Nordstrom Rack, Saks Off 5th, The Container Store, Ulta, LL Bean	$38.09
	District at Metuchen	C	20%	NJ	New York-Newark-Jersey City	67	13	100.0%			44	Whole Foods	$32.95
(2)	Emerson Plaza			NJ	New York-Newark-Jersey City	93	93	87.1%			53	Shoprite, K-9 Resorts Luxury Pet Hotel	$14.45
(2)	Ferry Street Plaza			NJ	New York-Newark-Jersey City	108	108	100.0%			63	Seabra Foods, Flaming Grill	$23.31
(2)	Glenwood Green	M	70%	NJ	Philadelphia-Camden-Wilmington	355	355	94.8%			80	ShopRite, Target, Rendina	$13.22
(2)	H Mart Plaza			NJ	New York-Newark-Jersey City	7	7	100.0%				-	$46.32
	Haddon Commons	GRI	40%	NJ	Philadelphia-Camden-Wilmington	54	22	100.0%			34	Acme Markets	$18.17
(2)	Meadtown Shopping Center			NJ	New York-Newark-Jersey City	77	77	100.0%				Marshalls, Petco, Walgreens	$26.71
(2)	Midland Park Shopping Center			NJ	New York-Newark-Jersey City	129	129	92.7%			30	Kings Food Markets, Crunch Fitness	$25.13
	Plaza Square	GRI	40%	NJ	New York-Newark-Jersey City	103	41	80.0%			43	Grocer, Retro Fitness	$18.31
(2)	Pompton Lakes Towne Square			NJ	New York-Newark-Jersey City	66	66	90.5%				Planet Fitness	$25.96
(2)	Rite Aid Plaza-Waldwick Plaza			NJ	New York-Newark-Jersey City	20	20	100.0%				Rite Aid	$30.42
(2)	South Pass Village			NJ	New York-Newark-Jersey City	109	109	98.4%			45	Acme Markets	$31.52
(2)	Valley Ridge Shopping Center			NJ	New York-Newark-Jersey City	103	103	92.6%			39	Whole Foods	$28.53
(2)	Van Houten Plaza			NJ	New York-Newark-Jersey City	42	42	92.5%				Dollar Tree	$10.08
(2)	Waldwick Plaza			NJ	New York-Newark-Jersey City	27	27	90.3%				-	$28.47
(2)	Washington Commons	M	100%	NJ	New York-Newark-Jersey City	74	74	93.4%			44	Stop & Shop	$23.89
				NJ		1,893	1,707	95.2%	95.2%	0	627		$23.98
	101 7th Avenue			NY	New York-Newark-Jersey City	57	57	0.0%				-	$0.00
(2)	111 Kraft Avenue			NY	New York-Newark-Jersey City	9	9	100.0%				-	$47.57
	1175 Third Avenue			NY	New York-Newark-Jersey City	23	23	100.0%			10	Whole Foods, Five Below	$116.08
	1225-1239 Second Ave			NY	New York-Newark-Jersey City	18	18	33.7%				-	$112.82
(2)	260-270 Sawmill Road			NY	New York-Newark-Jersey City	3	3	100.0%				-	$1.69
(2)	27 Purchase Street			NY	New York-Newark-Jersey City	10	10	100.0%				-	$38.99

Supplemental Information 33

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
(2)	410 South Broadway			NY	New York-Newark-Jersey City	7	7	100.0%				-	$1.21
(2)	48 Purchase Street			NY	New York-Newark-Jersey City	6	6	100.0%				-	$79.93
	90 - 30 Metropolitan Avenue			NY	New York-Newark-Jersey City	60	60	100.0%			11	Michaels, Staples, Trader Joe's	$36.15
(2)	Arcadian Shopping Center			NY	New York-Newark-Jersey City	166	166	95.5%			65	Stop & Shop, Westchester Community College, The 19th Hole	$24.55
(2)	Biltmore Shopping Center			NY	New York-Newark-Jersey City	17	17	100.0%				-	$39.48
	Broadway Plaza			NY	New York-Newark-Jersey City	147	147	93.2%			18	Aldi, Best Buy, Bob's Discount Furniture, TJ Maxx, Blink Fitness	$41.32
(2)	Carmel ShopRite Plaza			NY	New York-Newark-Jersey City	142	142	97.7%			65	Shoprite, Carmel Cinema, Gold's Gyn, Rite Aid	$14.16
(2)	Chilmark Shopping Center			NY	New York-Newark-Jersey City	47	47	100.0%				CVS	$34.75
	Clocktower Plaza Shopping Ctr			NY	New York-Newark-Jersey City	79	79	90.4%			63	Stop & Shop	$51.15
(2)	DeCicco's Plaza			NY	New York-Newark-Jersey City	70	70	97.0%			30	Decicco & Sons	$39.80
(2)	District Shops of Pelham Manor (fka Pelham Manor Plaza)			NY	New York-Newark-Jersey City	25	25	74.5%			10	Manor Market	$35.89
	East Meadow Plaza			NY	New York-Newark-Jersey City	199	199	61.5%			31	Lidl, Dollar Deal	$25.26
(2)	Eastchester Plaza			NY	New York-Newark-Jersey City	24	24	100.0%				CVS	$37.50
	Eastport			NY	New York-Newark-Jersey City	48	48	97.3%				King Kullen, Rite Aid	$13.75
(2)	Gateway Plaza	O	50%	NY	New York-Newark-Jersey City	198	99	100.0%				Walmart, Bob's Discount Furniture	$9.78
(2)	Harrison Shopping Square			NY	New York-Newark-Jersey City	26	26	54.1%			12	0	$40.71
(2)	Heritage 202 Center			NY	New York-Newark-Jersey City	19	19	100.0%				-	$35.50
	Hewlett Crossing I & II			NY	New York-Newark-Jersey City	52	52	100.0%				-	$39.62
	Lake Grove Commons	GRI	40%	NY	New York-Newark-Jersey City	141	57	100.0%			48	Whole Foods, LA Fitness	$37.37
(2)	Lakeview Shopping Center			NY	New York-Newark-Jersey City	165	165	97.9%			45	Acme, Planet Fitness, Montclare Children's School, Rite Aid	$18.56
(2)	Marine's Taste of Italy			NY	Torrington	3	3	100.0%				-	$28.73
(2)	McLean Plaza	M	100%	NY	New York-Newark-Jersey City	58	58	86.9%			35	Acme Markets	$19.39
(2)	Midway Shopping Center	O	12%	NY	New York-Newark-Jersey City	244	29	95.7%			74	Shoprite, JoAnn, Amazing Savings, Daiso, CVS, Planet Fitness, Denny's Kids	$28.21
(2)	New City PCSB Bank Pad			NY	New York-Newark-Jersey City	3	3	100.0%				-	$102.08
(2)	Orangetown Shopping Center	M	100%	NY	New York-Newark-Jersey City	76	76	93.9%				CVS	$22.63
(2)	Purchase Street Shops			NY	New York-Newark-Jersey City	6	6	100.0%				-	$37.74
(2)	Putnam Plaza	O	67%	NY	New York-Newark-Jersey City	189	126	89.1%				Tops, Dollar World, Rite Aid, Harbor Freight Tools	$17.57
(2)	Riverhead Plaza	O	50%	NY	New York-Newark-Jersey City	13	6	100.0%				-	$39.46
	Rivertowns Square			NY	New York-Newark-Jersey City	116	116	93.6%			18	Ulta, The Learning Experience, Mom's Organic Market, Look Cinemas	$27.36
(2)	Somers Commons			NY	New York-Newark-Jersey City	135	135	88.1%				Level Fitness, Tractor Supply, Goodwill	$17.18
(2)	Staples Plaza-Yorktown Heights			NY	New York-Newark-Jersey City	125	125	100.0%				Level Fitness, Staples, Party City, Extra Space Storage	$11.07
(2)	Tanglewood Shopping Center			NY	New York-Newark-Jersey City	28	28	96.6%				-	$43.98
	The Gallery at Westbury Plaza			NY	New York-Newark-Jersey City	312	312	97.2%			13	Trader Joe's, Nordstrom Rack, Saks Fifth Avenue, Bloomingdale's, The Container Store, HomeGoods, Old Navy, Gap Outlet, Bassett Home Furnishings, Famous Footwear	$52.92

Supplemental Information 34

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	The Meadows (fka East Meadow)			NY	New York-Newark-Jersey City	141	141	95.5%			93	Marshalls, Stew Leonard's, Net Cost Market, Catch Air	$16.63
	The Point at Garden City Park			NY	New York-Newark-Jersey City	105	105	100.0%			52	King Kullen, Ace Hardware	$31.12
(2)	The Shops at SunVet (fka SunVet)	M	100%	NY	New York-Newark-Jersey City	170	170	61.2%			40	Whole Foods, Nordstrom Rack	$41.41
(2)	Towne Centre at Somers			NY	New York-Newark-Jersey City	84	84	98.2%				CVS	$31.35
	Valley Stream			NY	New York-Newark-Jersey City	99	99	95.0%				King Kullen	$28.58
(2)	Village Commons			NY	New York-Newark-Jersey City	28	28	87.5%				-	$39.45
	Wading River			NY	New York-Newark-Jersey City	99	99	89.8%				King Kullen, CVS, Ace Hardware	$24.27
	Westbury Plaza			NY	New York-Newark-Jersey City	390	390	100.0%			110	WalMart, Costco, Marshalls, Total Wine and More, Olive Garden	$27.94
				NY		4,182	3,713	90.5%	91.9%	0	841		$29.35
	Cherry Grove			OH	Cincinnati	203	203	99.0%			66	Kroger, Shoe Carnival, TJ Maxx, Tuesday Morning	$13.22
	East Pointe			OH	Columbus	111	111	100.0%			76	Kroger	$11.61
	Hyde Park			OH	Cincinnati	397	397	100.0%			100	Kroger, Kohl's, Walgreens, Ace Hardware, Staples, Marshalls, Five Below	$17.10
	Kroger New Albany Center			OH	Columbus	93	93	100.0%			65	Kroger	$14.00
	Northgate Plaza (Maxtown Road)			OH	Columbus	117	117	100.0%		90	91	Kroger, (Home Depot)	$12.49
	Red Bank Village			OH	Cincinnati	176	176	100.0%			152	WalMart	$7.94
	Regency Commons			OH	Cincinnati	34	34	84.0%				-	$27.52
	West Chester Plaza			OH	Cincinnati	88	88	96.8%			67	Kroger	$10.16
				OH		1,221	1,221	99.2%	99.2%	90	616		$13.67
	Corvallis Market Center			OR	Corvallis	85	85	100.0%			12	Michaels, TJ Maxx, Trader Joe's	$22.79
	Greenway Town Center	GRI	40%	OR	Portland-Vancouver-Hillsboro	93	37	97.5%			38	Dollar Tree, Rite Aid, Whole Foods	$17.00
	Murrayhill Marketplace			OR	Portland-Vancouver-Hillsboro	150	150	90.4%			41	Safeway, Planet Fitness	$21.71
	Northgate Marketplace			OR	Medford	81	81	96.3%			13	Trader Joe's, REI, PETCO	$25.16
	Northgate Marketplace Ph II			OR	Medford	177	177	96.4%				Dick's Sporting Goods, Homegoods, Marshalls	$18.05
	Sherwood Crossroads			OR	Portland-Vancouver-Hillsboro	88	88	93.5%			55	Safeway	$12.40
	Tanasbourne Market			OR	Portland-Vancouver-Hillsboro	71	71	100.0%			57	Whole Foods	$33.07
	Walker Center			OR	Portland-Vancouver-Hillsboro	89	89	98.4%				REI	$29.26
				OR		834	778	95.9%	95.9%	0	215		$22.06
	Allen Street Shopping Ctr	GRI	40%	PA	Allentown-Bethlehem-Easton	46	18	100.0%			22	Grocery Outlet Bargain Market	$19.22
	Baederwood Shopping Center	M	80%	PA	Philadelphia-Camden-Wilmington	117	117	97.4%			40	Whole Foods, Planet Fitness	$28.43
	City Avenue Shopping Center	GRI	40%	PA	Philadelphia-Camden-Wilmington	162	65	93.0%				Ross Dress for Less, TJ Maxx, Dollar Tree	$21.73
	Gateway Shopping Center			PA	Philadelphia-Camden-Wilmington	224	224	97.5%			11	Trader Joe's, Staples, TJ Maxx, Jo-Ann Fabrics	$36.64
	Hershey			PA	Harrisburg-Carlisle	6	6	100.0%				-	$30.00
	Lower Nazareth Commons			PA	Allentown-Bethlehem-Easton	101	101	100.0%		244	111	Burlington Coat Factory, PETCO, (Wegmans), (Target)	$28.05
	Mercer Square Shopping Center	GRI	40%	PA	Philadelphia-Camden-Wilmington	91	37	100.0%			51	Weis Markets	$23.42
	Newtown Square Shopping Center	GRI	40%	PA	Philadelphia-Camden-Wilmington	142	57	97.2%			56	Acme Markets, Michael's	$19.75
	Stefko Boulevard Shopping Center	GRI	40%	PA	Allentown-Bethlehem-Easton	134	54	97.9%			73	Valley Farm Market, Dollar Tree, Muscle Inc. Gym	$10.87
	Warwick Square Shopping Center	GRI	40%	PA	Philadelphia-Camden-Wilmington	93	37	96.7%			25	Grocery Outlet Bargain Market, Planet Fitness	$18.03
				PA		1,116	715	97.6%	97.6%	244	390		$27.33
(2)	East Greenwich Square	O	70%	RI	Boston-Cambridge-Newton	159	111	96.9%			39	Dave's Fresh Marketplace, Les Isle Rose	$19.94
				RI		159	111	99.4%	96.9%	0	429		$19.94
	Indigo Square			SC	Charleston-North Charleston	51	51	100.0%			22	Greenwise (Vac 8/29/20)	$31.95
	Merchants Village	GRI	40%	SC	Charleston-North Charleston	80	32	98.5%			38	Publix	$18.92
				SC		131	83	99.4%	99.4%	0	59		$26.99
	Harpeth Village Fieldstone			TN	Nashvil-Davdsn-Murfree-Frankln	70	70	100.0%			55	Publix	$17.39
	Northlake Village			TN	Nashvil-Davdsn-Murfree-Frankln	135	135	100.0%			75	Kroger	$16.12
	Peartree Village			TN	Nashvil-Davdsn-Murfree-Frankln	110	110	100.0%			84	Kroger, PETCO	$20.48
				TN		314	314	100.0%	100.0%	0	214		$17.91

Supplemental Information 35

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

						JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name		JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
	Alden Bridge			TX	Houston-Woodlands-Sugar Land	139	139	97.4%			68	Kroger, Walgreens	$21.70
(2)	Baybrook East	O	50%	TX	Houston-Woodlands-Sugar Land	155	77	91.3%			106	H.E.B	$12.71
	Bethany Park Place			TX	Dallas-Fort Worth-Arlington	99	99	97.2%			83	Kroger	$11.77
	CityLine Market			TX	Dallas-Fort Worth-Arlington	81	81	100.0%			40	Whole Foods	$30.77
	CityLine Market Phase II			TX	Dallas-Fort Worth-Arlington	22	22	100.0%				CVS	$28.88
	Cochran's Crossing			TX	Houston-Woodlands-Sugar Land	138	138	100.0%			63	Kroger	$20.91
	Hancock			TX	Austin-Round Rock-Georgetown	263	263	98.1%			90	24 Hour Fitness, Firestone Complete Auto Care, H.E.B, PETCO, Twin Liquors	$20.31
	Hillcrest Village			TX	Dallas-Fort Worth-Arlington	15	15	100.0%				-	$51.46
	Indian Springs Center			TX	Houston-Woodlands-Sugar Land	140	140	100.0%			79	H.E.B.	$26.90
(2)	Jordan Ranch			TX	Houston-Woodlands-Sugar Land	162	162	82.5%			118	HEB	$14.50
	Keller Town Center			TX	Dallas-Fort Worth-Arlington	120	120	96.9%			64	Tom Thumb	$17.34
	Lebanon/Legacy Center			TX	Dallas-Fort Worth-Arlington	56	56	97.0%		63	63	(WalMart)	$31.52
	Market at Preston Forest			TX	Dallas-Fort Worth-Arlington	96	96	100.0%			64	Tom Thumb	$23.07
	Market at Round Rock			TX	Austin-Round Rock-Georgetown	123	123	85.6%			30	Sprout's Markets, Office Depot	$21.44
	Market at Springwoods Village	M	53%	TX	Houston-Woodlands-Sugar Land	167	167	98.9%			100	Kroger	$18.28
	Mockingbird Commons			TX	Dallas-Fort Worth-Arlington	120	120	94.1%			49	Tom Thumb, Ogle School of Hair Design	$21.57
	North Hills			TX	Austin-Round Rock-Georgetown	164	164	98.8%			60	H.E.B.	$23.38
	Panther Creek			TX	Houston-Woodlands-Sugar Land	166	166	99.0%			66	CVS, The Woodlands Childrens Museum, Fitness Project	$25.37
	Prestonbrook			TX	Dallas-Fort Worth-Arlington	92	92	100.0%			64	Kroger	$15.67
	Preston Oaks			TX	Dallas-Fort Worth-Arlington	103	103	100.0%			30	Central Market, Talbots	$41.23
	Shiloh Springs			TX	Dallas-Fort Worth-Arlington	110	110	93.6%			61	Kroger	$15.77
	Shops at Mira Vista			TX	Austin-Round Rock-Georgetown	68	68	96.2%			15	Trader Joe's, Champions Westlake Gymnastics & Cheer	$26.39
(2)	Sienna Grande Shops (fka Sienna)	M	75%	TX	Houston-Woodlands-Sugar Land	30	30	41.4%				-	$36.11
	Southpark at Cinco Ranch			TX	Houston-Woodlands-Sugar Land	265	265	100.0%			101	Kroger, Academy Sports, PETCO, Spec's Liquor and Finer Foods	$14.83
	Sterling Ridge			TX	Houston-Woodlands-Sugar Land	129	129	98.9%			63	Kroger, CVS	$22.73
	Sweetwater Plaza	C	20%	TX	Houston-Woodlands-Sugar Land	135	27	93.7%			65	Kroger, Walgreens	$19.00
	Tech Ridge Center			TX	Austin-Round Rock-Georgetown	216	216	98.1%			84	H.E.B., Pinstack, Baylor Scott & White	$24.11
	The Village at Riverstone			TX	Houston-Woodlands-Sugar Land	165	165	95.6%			100	Kroger	$17.34
	Weslayan Plaza East	GRI	40%	TX	Houston-Woodlands-Sugar Land	169	68	100.0%				Berings, Ross Dress for Less, Michaels, The Next Level Fitness, Spec's Liquor, Trek Bicycle	$22.30
	Weslayan Plaza West	GRI	40%	TX	Houston-Woodlands-Sugar Land	186	74	98.1%			52	Randalls Food, Walgreens, PETCO, Homegoods, Barnes & Noble	$22.23
	Westwood Village			TX	Houston-Woodlands-Sugar Land	242	242	99.3%		127		Fitness Project, PetSmart, Office Max, Ross Dress For Less, TJ Maxx, Kelsey Seybold,(Target)	$19.75
	Woodway Collection	GRI	40%	TX	Houston-Woodlands-Sugar Land	97	39	94.2%			45	Whole Foods	$32.47
				TX		4,231	3,775	96.6%	97.8%	190	1,824		$21.40
	Ashburn Farm Village Center	GRI	40%	VA	Washington-Arlington-Alexandri	92	37	100.0%			27	Patel Brothers, The Shop Gym	$18.19
	Belmont Chase			VA	Washington-Arlington-Alexandri	91	91	100.0%			40	Cooper's Hawk Winery, Whole Foods	$35.04
	Carytown Exchange	M	69%	VA	Richmond	116	116	98.8%			38	Publix, CVS	$28.95
	Centre Ridge Marketplace	GRI	40%	VA	Washington-Arlington-Alexandri	107	43	100.0%			55	United States Coast Guard Ex, Planet Fitness	$21.78
	Point 50			VA	Washington-Arlington-Alexandri	48	48	100.0%			30	Amazon Fresh	$33.08
	Festival at Manchester Lakes	GRI	40%	VA	Washington-Arlington-Alexandri	169	68	95.2%			32	Amazon Fresh, Homesense, Hyper Kidz	$30.99
	Fox Mill Shopping Center	GRI	40%	VA	Washington-Arlington-Alexandri	103	41	97.6%			50	Giant	$27.54
	Greenbriar Town Center	GRI	40%	VA	Washington-Arlington-Alexandri	340	136	97.2%			62	Big Blue Swim School, Bob's Discount Furniture, CVS, Giant, Marshalls, Planet Fitness, Ross Dress for Less, Total Wine and More	$29.55
	Hanover Village Shopping Center	GRI	40%	VA	Richmond	90	36	100.0%			18	Aldi, Tractor Supply Company, Harbor Freight Tools, Dollar Tree	$10.35

Supplemental Information 36

Portfolio Summary Report By State

September 30, 2024

(GLA in thousands)

					JVs at 100%	REG's pro-rata share	REG's pro-rata share	REG's pro-rata share
Property Name	JV	REG %	State	CBSA	GLA	GLA	% Leased	% Leased - Retail Operating Properties	Retailer-Owned GLA	Grocery Anchor GLA	Major Tenants (1)	Avg. Base Rent PSF
Kamp Washington Shopping Center	GRI	40%	VA	Washington-Arlington-Alexandri	71	29	99.8%				PGA Tour Superstore	$35.00
Kings Park Shopping Center	GRI	40%	VA	Washington-Arlington-Alexandri	96	39	100.0%			51	Giant, CVS	$34.69
Lorton Station Marketplace	C	20%	VA	Washington-Arlington-Alexandri	136	27	91.4%			63	Amazon Fresh, Planet Fitness, Five Below, LLC	$26.64
Saratoga Shopping Center	GRI	40%	VA	Washington-Arlington-Alexandri	113	45	95.1%			56	Giant	$22.31
Shops at County Center			VA	Washington-Arlington-Alexandri	101	101	100.0%			52	Harris Teeter, Planet Fitness	$21.64
The Crossing Clarendon			VA	Washington-Arlington-Alexandri	420	420	96.9%			34	Whole Foods, Crate & Barrel, The Container Store, Barnes & Noble, Pottery Barn, Ethan Allen, The Cheesecake Factory, LifeTime, Corobus Sports, Three Notch'd Brewing Company	$39.54
The Field at Commonwealth			VA	Washington-Arlington-Alexandri	167	167	100.0%			122	Wegmans	$23.85
Village Center at Dulles	C	20%	VA	Washington-Arlington-Alexandri	307	61	84.2%			48	Giant, CVS, Advance Auto Parts, Chuck E. Cheese, HomeGoods, Goodwill, Furniture Max	$30.86
Village Shopping Center	GRI	40%	VA	Richmond	116	46	83.8%			45	Publix, CVS	$25.81
Willston Centre I	GRI	40%	VA	Washington-Arlington-Alexandri	105	42	86.5%				Fashion K City	$30.06
Willston Centre II	GRI	40%	VA	Washington-Arlington-Alexandri	136	54	92.4%		141	59	Safeway, (Target), (PetSmart)	$28.24
			VA		2,925	1,647	96.7%	96.7%	141	882		$30.37
6401 Roosevelt			WA	Seattle-Tacoma-Bellevue	8	8	100.0%				-	$27.27
Aurora Marketplace	GRI	40%	WA	Seattle-Tacoma-Bellevue	107	43	100.0%			49	Safeway, TJ Maxx	$19.07
Ballard Blocks I	O	50%	WA	Seattle-Tacoma-Bellevue	132	66	98.4%			12	LA Fitness, Ross Dress for Less, Trader Joe's	$27.65
Ballard Blocks II	O	50%	WA	Seattle-Tacoma-Bellevue	117	58	99.0%			25	Bright Horizons, Kaiser Permanente, PCC Community Markets, Prokarma, Trufusion, West Marine	$34.37
Broadway Market	C	20%	WA	Seattle-Tacoma-Bellevue	140	28	96.1%			64	Gold's Gym, Mosaic Salon Group, Quality Food Centers	$28.88
Cascade Plaza	C	20%	WA	Seattle-Tacoma-Bellevue	206	41	86.9%			49	Big 5 Sporting Goods, Dollar Tree, Jo-Ann Fabrics, Planet Fitness, Ross Dress For Less, Safeway, Aaron's	$13.20
Eastgate Plaza	GRI	40%	WA	Seattle-Tacoma-Bellevue	85	34	100.0%			29	Safeway, Rite Aid	$32.22
Grand Ridge Plaza			WA	Seattle-Tacoma-Bellevue	331	331	99.6%			45	Bevmo!, Dick's Sporting Goods, Marshalls, Regal Cinemas,Safeway, Ulta	$27.16
Inglewood Plaza			WA	Seattle-Tacoma-Bellevue	17	17	100.0%				-	$47.73
Island Village			WA	Seattle-Tacoma-Bellevue	106	106	100.0%			49	Safeway, Rite Aid	$16.40
Klahanie Shopping Center			WA	Seattle-Tacoma-Bellevue	67	67	88.0%		40	40	(QFC)	$38.73
Melrose Market			WA	Seattle-Tacoma-Bellevue	21	21	90.0%				-	$35.38
Overlake Fashion Plaza	GRI	40%	WA	Seattle-Tacoma-Bellevue	87	35	100.0%		230	13	Marshalls, Bevmo!, Amazon Go Grocery	$30.35
Pine Lake Village			WA	Seattle-Tacoma-Bellevue	103	103	98.6%			41	Quality Food Centers, Rite Aid	$26.90
Roosevelt Square			WA	Seattle-Tacoma-Bellevue	150	150	84.7%			50	Whole Foods, Guitar Center, LA Fitness	$27.84
Sammamish-Highlands			WA	Seattle-Tacoma-Bellevue	101	101	100.0%		55	67	Trader Joe's, Bartell Drugs, (Safeway)	$39.55
Southcenter			WA	Seattle-Tacoma-Bellevue	58	58	100.0%		112		(Target)	$36.00
			WA		1,836	1,267	96.5%	96.5%	437	532		$28.63

Regency Centers Total					57,172	48,842	95.6%	95.9%	3,747	17,748		$24.91

(1)
Major Tenants are the grocery anchor and any tenant 10,000 square feet or greater. Retailers in parenthesis are a shadow anchor and not a part of the owned property.
(2)
Non-Same Property.

Note:	In-process developments are bolded and italicized.

C:	Real Estate Partnership with Oregon

GRI:	Real Estate Partnership with GRI

M:	Real Estate Partnership with Minority Partner

O:	Other, single property Real Estate Partnerships

Supplemental Information 37

Components of Net Asset Value (NAV)

As of September 30, 2024

(unaudited and in thousands)

Real Estate: Operating
Operating Portfolio NOI Excluding Straight-line Rent and Above/Below Market Rent - Current Quarter
Consolidated NOI (page 5)	$237,279
Share of Unconsolidated JV NOI (page 7)	$25,980
Less: Noncontrolling Interests (page 7)	$(2,099)
Pro Rata Share of Operating Portfolio NOI	$261,160

Quarterly Base Rent From Leases Signed But Not Yet Rent-Paying
Retail Operating Properties Excluding In-Process Redevelopments (Quarterly)	$7,673
Retail Operating Properties Including In-Process Redevelopments (Quarterly)	$12,161

Real Estate: In-Process Ground-Up Developments and Redevelopments
In-Process Ground-Up Development
REG's Estimated Net Project Costs (page 17)	$237,000
Stabilized Yield (page 17)	7%
Annualized Proforma Stabilized NOI	$16,590
% of Costs Incurred (page 17)	38%
Construction in Progress	$90,060

NOI from In-Process Ground-Up Development - Current Quarter
In-place NOI from Current Year Ground-Up Development Completions	$412
In-place NOI from In-Process Ground-Up Developments	$157

In-Process Redevelopment Projects
REG's Estimated Net Project Costs (page 17)	$382,000
Stabilized Yield (page 17)	10%
Annualized Proforma Stabilized NOI	$38,200
% of Costs Incurred (page 17)	52%
Construction in Progress	$198,640

NOI from In-Process Redevelopment - Current Quarter
In-place NOI from Current Year Redevelopment Completions	$582
In-place NOI from In-Process Redevelopments	$(297)

Fee Income
Third-Party Management Fees and Commissions - Current Quarter (page 5)	$6,765
Less: Share of JV's Total fee income - Current Quarter (page 7)	$(238)

Other Assets
Estimated Market Value of Land & Non-income Producing Assets
Land held for sale or future development	$32,277
Outparcels at retail operating properties	$6,839
Non-income producing assets	$26,000
Total Estimated Market Value of Land & Non-income Producing Assets	$65,116

Regency's Pro-Rata Share (page 3 & 6)
Cash and Cash Equivalents	$73,731
Tenant and other receivables, excluding Straight line rent receivables	$91,403
Other Assets, excluding Goodwill	$160,965

Liabilities
Regency's Pro-Rata Share (page 3 & 6)
Notes payable	$4,939,647
Accounts payable and other liabilities	$414,345
Tenants' security, escrow deposits	$84,123
Preferred Stock	$225,000

Common Shares and Equivalents Outstanding
Common Shares and Equivalents Issued and Outstanding (page 1)	182,600

Supplemental Information 38

Earnings Guidance

September 30, 2024

Full Year 2024 Guidance (in thousands, except per share data)	YTD 2024	2024 Guidance	Previous Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.66	$2.13 - $2.15	$2.02 - $2.06

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$3.20	$4.27 - $4.29	$4.21 - $4.25

Core Operating Earnings per diluted share(1)	$3.09	$4.12 - $4.14	$4.06 - $4.10

Same property NOI growth without termination fees or collection of 2020/2021 reserves	3.4%	+/- 3.50%	+2.25% to +2.75%

Non-cash revenues(2)	$33,613	+/-$42,000	+/- $42,000

G&A expense, net(3)	$72,058	+/-$95,000	$93,000-$95,000

Interest expense, net and Preferred stock dividends(4)	$158,433	+/-$214,000	$213,000-$215,000

Management, transaction and other fees	$19,189	+/-$26,000	+/-$25,000

Development and Redevelopment spend	$158,508	+/-$215,000	+/-$200,000

Acquisitions	$78,155	+/-$92,000	+/-$81,000
Cap rate (weighted average)	6.6%	+/- 6.5%	+/- 6.5%

Dispositions	$106,500	+/-$109,000	+/-$125,000
Cap rate (weighted average)	5.4%	+/- 5.5%	+/- 5.5%

Share/unit repurchases	$200,000	$200,000	$200,000

Merger-related transition expense	$7,069	+/-$7,000	+/-$7,000

Reconciliation of Net Income to Earnings Guidance (per diluted share)	Full Year 2024
	Low	High

Net income attributable to common shareholders	$2.13	2.15

Adjustments to reconcile net income to Nareit FFO:
Depreciation and amortization (excluding FF&E)	2.32	2.32
Gain on sale of real estate, net of tax	(0.19)	(0.19)
Exchangeable operating partnership units	0.01	0.01
Nareit Funds From Operations	$4.27	4.29

Adjustments to reconcile Nareit FFO to Core Operating Earnings:
Merger transition costs	0.04	0.04
Loss on early extinguishment of debt	0.00	0.00
Straight line rent, net	(0.10)	(0.10)
Above/below market rent amortization, net	(0.12)	(0.12)
Debt and derivative mark-to-market amortization	0.03	0.03
Core Operating Earnings	$4.12	4.14

Note: With the exception of per share and investment/transaction data, figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships.

(1)
Core Operating Earnings excludes certain non-cash items, including straight-line rents, above/below market rent amortization, debt and derivative mark-to-market amortization, as well as transaction related income/expenses and debt extinguishment charges.
(2)
As of Q3 2024, includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 5 and 7 and calculated on a pro rata basis.
(4)
As of Q3 2024, includes debt and derivative mark to market amortization, and is net of interest income.

Forward-looking statements involve risks, uncertainties and assumptions. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Supplemental Information 39

Glossary of Terms

September 30, 2024

Adjusted Funds From Operations (AFFO): An additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation.

Core Operating Earnings: An additional performance measure used by Regency because the computation of Nareit FFO includes certain non-comparable items that affect the Company's period-over-period performance. Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Development Completion: A Property in Development is deemed complete upon the earlier of (i) 90% of total estimated net development costs have been incurred and percent leased equals or exceeds 95%, or (ii) the property features at least two years of anchor operations. Once deemed complete, the property is termed a Retail Operating Property.

Fixed Charge Coverage Ratio: Operating EBITDAre divided by the sum of the gross interest and scheduled mortgage principal paid to our lenders.

Nareit Funds From Operations (Nareit FFO): Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sales and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since Nareit FFO excludes depreciation and amortization and gains on sale and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Net Operating Income (NOI): The sum of base rent, percentage rent, recoveries from tenants, other lease income, and other property income, less operating and maintenance expenses, real estate taxes, ground rent, and uncollectible lease income. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. The Company also provides disclosure of NOI excluding termination fees, which excludes both termination fee income and expenses.

Non-Same Property: During either calendar year period being compared, a property acquired, sold, a Property in Development, a Development Completion, or a property under, or being positioned for, significant redevelopment that distorts comparability between periods. Non-retail properties and corporate activities, including the captive insurance program, are part of Non-Same Property. Please refer to the footnote on Property Summary Report for Non-Same Property detail.

Operating EBITDAre: Nareit EBITDAre is a measure of REIT performance, which the Nareit defines as net income, computed in accordance with GAAP, excluding (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains on sales of real estate; (v) impairments of real estate; and (vi) adjustments to reflect the Company’s share of unconsolidated partnerships and joint ventures. Operating EBITDAre excludes from Nareit EBITDAre certain non-cash components of earnings derived from straight-line rents and above and below market rent amortization. The Company provides a reconciliation of Net Income to Nareit EBITDAre to Operating EBITDAre.

Pro-rata information: includes 100% of our consolidated properties plus our economic share (based on our ownership interest) in our unconsolidated real estate investment partnerships. We provide Pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our consolidated and unconsolidated partnerships, when read in conjunction with our reported results under GAAP. We believe presenting our Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP measures, makes comparisons of our operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect our proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect our proportionate economic interest in the assets, liabilities, and operating results of properties in our portfolio. We do not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. Our share of invested capital establishes the ownership interests we use to prepare our Pro-rata share.

Supplemental Information 40

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Property In Development: Properties in various stages of ground-up development.

Property In Redevelopment: Retail Operating Properties under redevelopment or being positioned for redevelopment. Unless otherwise indicated, a Property in Redevelopment is included in the Same Property pool.

Retail Operating Property: Any retail property not termed a Property In Development. A retail property is any property where the majority of the income is generated from retail uses.

Redevelopment Completion: A Property in Redevelopment is deemed complete upon the earlier of (i) 90% of total estimated project costs have been incurred and percent leased equals or exceeds 95% for the company owned GLA related to the project, or (ii) the property features at least two years of anchor operations, if applicable.

Same Property: Retail Operating Properties that were owned and operated for the entirety of both calendar year periods being compared. This term excludes Property in Development, prior year Development Completions, and Non-Same Properties. Property in Redevelopment is included unless otherwise indicated.

Supplemental Information 41